                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          OEC MEDICAL SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           OEC MEDICAL SYSTEMS, INC.
                           384 WRIGHT BROTHERS DRIVE
                           SALT LAKE CITY, UTAH 84116

April 13, 1998

TO OUR STOCKHOLDERS:

     You are invited to attend the Annual Meeting of Stockholders of OEC Medical Systems, Inc. (the "Company"), which will be held at 10:00 a.m. on Wednesday, May 20, 1998 at the Little America Hotel, 500 South Main, Salt Lake City, Utah.

     At this important meeting, you will be asked to vote on the election of directors, the adoption of a 1998 Stock Option Plan, the approval of an amendment to the 1993 Employee Incentive Stock Acquisition Plan, and to ratify the selection of Deloitte & Touche LLP as the Company's accountants. Your Board of Directors unanimously recommends to the stockholders of the Company that they vote FOR the nominees to the Board of Directors, FOR the 1998 Stock Option Plan, FOR the amendment to the 1993 Employee Incentive Stock Acquisition Plan and FOR the ratification of the Company's selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 1998.

     Your vote is important to the Company. Whether or not you plan to attend the meeting, please return a completed proxy card in the enclosed envelope. If you do attend the meeting and wish to vote in person, you may withdraw your proxy and vote your shares personally.

     We look forward to seeing you at the meeting.

                                      Sincerely,

                                  LOGO
                                      Joseph W. Pepper
                                      President & CEO

                           OEC MEDICAL SYSTEMS, INC.
                           384 WRIGHT BROTHERS DRIVE
                           SALT LAKE CITY, UTAH 84116
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 1998

     The Annual Meeting of the Stockholders of OEC Medical Systems, Inc. (the "Company") will be held at 10:00 a.m. MDT on Wednesday, May 20, 1998, at the Little America Hotel, 500 South Main, Salt Lake City, Utah for the following purposes:

     1. To elect six directors of the Company. Management's nominees for election are Gregory K. Hinckley, Benno P. Lotz, Allan W. May, Ruediger Naumann-Etienne, Joseph W. Pepper and Chase N. Peterson.

     2. To approve the 1998 Stock Option Plan (the "1998 Plan")

     3. To approve an amendment to the 1993 Employee Incentive Stock Acquisition Plan to increase the number of shares of the Company's common stock authorized for issuance under such Plan by an additional 125,000 shares.

     4. To ratify the appointment of Deloitte & Touche LLP, certified public accountants, as independent auditors for the fiscal year ending December 31, 1998.

     5. To transact such other business as may properly come before the meeting and any adjournment thereof.

     Stockholders of record at the close of business on April 1, 1998 will receive this notice and are entitled to vote at the meeting.

     PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                  LOGO
                                          Clarence R. Verhoef
                                          Secretary

Dated: April 13, 1998

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                           OEC MEDICAL SYSTEMS, INC.
                           384 WRIGHT BROTHERS DRIVE
                           SALT LAKE CITY, UTAH 84116

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 20, 1998

     This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of OEC Medical Systems, Inc. ("OEC" or the "Company") of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") which will be held on May 20, 1998, at 10:00 a.m., Mountain Daylight Time, at the Little America Hotel, 500 South Main, Salt Lake City, Utah or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the Proxy were first mailed to stockholders on or about April 13, 1998. A copy of the Company's Annual Report to Stockholders for 1997 accompanies this Proxy Statement.

     The entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the Proxy and any additional soliciting material furnished to stockholders, will be borne by OEC. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and such persons may be reimbursed for their expenses. The Company has employed ChaseMellon Shareholder Services, a proxy solicitation firm, to solicit proxies. The amounts to be paid to such proxy solicitation firm are not expected to exceed $15,000. Proxies may be solicited by directors, officers or regular employees of the Company in person or by telephone, telegram or other means. No additional compensation will be paid to such individuals for any such services.

     The Company's principal executive offices are located at 384 Wright Brothers Drive, Salt Lake City, Utah 84116.

                                 VOTING RIGHTS

     The close of business on April 1, 1998 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of that date, OEC had outstanding 12,736,151 shares of Common Stock. All of the outstanding shares of Common Stock on the Record Date are entitled to vote at the Annual Meeting, and stockholders of record entitled to vote at this meeting will have one vote for each share so held on the matters to be voted upon, including voting on the election of directors.

                             REVOCATION OF PROXIES

     Any person giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company at the Company's principal executive offices as set forth above an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with specifications on the enclosed proxy. If no such specifications are made, proxies will be voted FOR the election of the six nominees for director, FOR the 1998 Stock Option Plan, FOR the amendment to the 1993 Employee Incentive Stock Acquisition Plan, and FOR the ratification of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1998. Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                                 PROPOSAL NO. 1

                      NOMINATION AND ELECTION OF DIRECTORS

     Six directors are to be elected at the 1998 Annual Meeting, each to serve until the next annual meeting of stockholders and until his successor shall be elected and qualified, or until his earlier death, resignation or removal. The six candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company.

     If any nominee is not available for election (a contingency the Company does not now foresee) it is the intention of the Board of Directors to recommend the election of a substitute nominee, and proxies in the accompanying form will be voted for the election of any substitute nominee, unless authority to vote such proxies in the election of directors has been withheld. Unless you request on your proxy form that voting of your proxy be withheld for any one or more of the following nominees for director, your proxy will be voted for the election of the six nominees listed below.

INFORMATION WITH RESPECT TO NOMINEES

     The names of and certain information with respect to the persons nominated by the Board of Directors for election as directors are included below.

             NAME                  AGE    POSITION AND OTHER INFORMATION
             ----                  ---    ------------------------------
Gregory K. Hinckley                51     Director
Benno P. Lotz                      67     Director
Allan W. May                       50     Director
Ruediger Naumann-Etienne           51     Chairman of the Board
Joseph W. Pepper                   51     President and Chief Executive Officer
Chase N. Peterson                  68     Director

     GREGORY K. HINCKLEY is Executive Vice President, Chief Operating Officer and Chief Financial Officer of Mentor Graphics Corporation since 1996. From 1992 to 1996, he was Senior Vice President and Chief Financial Officer of VLSI Technology, Inc. He is also a director of Amkor Technology, Inc. and has been a director of the Company since June 1995.

     BENNO P. LOTZ is a self-employed management consultant. From 1976 to 1983, he was President and Chief Executive Officer of Orthopedic Equipment Company, Inc. In 1983, when that entity became a subsidiary of the Company's predecessor, Diasonics, Inc., he was named Chairman and General Manager, a position that he held until his retirement in 1991. He has been a director of the Company since March 1995.

     ALLAN W. MAY has been President and Chief Operating Officer of Intella since August 1997. From November 1996 to August 1997, he was President and CEO of MAST Immunosystems, Inc. Prior to that, he had been Senior Vice President, Strategic Development, General Counsel and Secretary of the Company since 1994. He was Senior Vice President, Business Development and General Counsel and Secretary of Diasonics Utrasound, Inc. from October 1993 through October 1994. He has been a director of the Company since February 1994.

     RUEDIGER NAUMANN-ETIENNE is Chairman of the Board. He was President and Chief Executive Officer from 1995 to 1997, a position, which he resigned in May when Joseph W. Pepper joined the Company. He has been a director of the Company since 1989, and was named Chairman in 1993. He was President and Chief Operating Officer of the Company from 1987 to 1990 and Executive Vice President and Chief Financial Officer from 1984 to 1988. He has also been Managing Director of Intertec from 1990.

     JOSEPH W. PEPPER was named President and Chief Executive Officer, and appointed to the Board of Directors of OEC Medical Systems, Inc., in May of 1997. Prior to joining OEC, he was President of the Medical Devices Division of Ohmeda, Inc. from 1995 to 1997. From 1992 to 1995, he was President of Ohmeda's Medical Systems Division, and from 1988 to 1992 he was Vice President in charge of the Monitoring Business Unit. Prior to that, Mr. Pepper held engineering management positions at General Electric and at the Electric Power Research Institute. He is a director on the board of Heartlab, Inc.

     CHASE N. PETERSON, M.D. has been Professor of Internal Medicine (Clinical) at the University of Utah since 1983 and Professor of Family and Preventive Medicine (Clinical) since 1991. He was President of the University of Utah from 1983 through 1991. Dr. Peterson is a director on the boards of First Security Corporation, O.C. Tanner, Utah Power, The Homeless Health Clinic, Grand Canyon Trust, and Utah Open Lands. He has been a Director of the Company since October 1993.

     Committees of the OEC Board. During 1997, there were six meetings of the Board of Directors of the Company. OEC has standing Audit, Nominations and Compensation Committees. Each director attended or participated in at least 75% of the aggregate of (i) the total number of Board meetings held during the 1997 fiscal year and (ii) the total number of meetings held during such year by each Committee on which he served. The Audit Committee, currently consisting of Messrs. Hinckley, Lotz, and Peterson, recommends to the Board, subject to stockholder approval, the engagement of the independent auditors and reviews the independence of the auditors and the scope and results of OEC's procedures for the adequacy of its system of internal accounting controls. The Nominations Committee, currently consisting of Messrs. May and Peterson, selects and nominates to the Board nominees for election as directors. The Compensation Committee, currently consisting of Messrs. Hinckley and Peterson, reviews and recommends to the Board the remuneration arrangements for senior management of OEC, administers its compensation and employee benefit plans and administers the Company's Stock Plan and the Employee Incentive Stock Acquisition Plan.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
                    THE NOMINEES TO THE BOARD OF DIRECTORS.

                                PROPOSAL NO. 2:

                     APPROVAL OF THE 1998 STOCK OPTION PLAN

     The stockholders are being asked to approve the 1998 Stock Option Plan (the "1998 Plan"). The 1998 Plan was adopted by the Board of Directors on March 31, 1998. As of March 31, 1998, no shares had been issued pursuant to the 1998 Plan. The 1998 Plan will replace the Company's existing 1990 Stock Option/ Stock Purchase Plan (the "1990 Plan") with respect to future offerings to key individuals essential to the Company's long-term growth and success. As of March 31, 1998, an aggregate of 1,859,403 shares had been issued under the 1990 Plan at a weighted average exercise price of $7.86 per share. In addition, as of such date, options to purchase 1,800,509 shares were outstanding at a weighted average exercise price of $9.44 per share and 33,391 shares remained available for issuance under the 1990 Plan. Based on present participation levels, the Company expects that it will issue all such available shares pursuant to current obligations under the 1990 Plan within the next few months, and the 1990 Plan will terminate when all such shares have been issued. The 1998 Plan is substantially identical to the 1990 Plan except that the 1998 Plan shall initially have 300,000 shares of Common Stock reserved for issuance thereunder plus provide for an annual increase (the "Option Renewal Feature") to be made on the last day of each fiscal year equal to the lesser of (i) 2 1/2% of the Issued Shares (as hereinafter defined) on such date, (ii) 500,000 shares or (iii) an amount determined by the Board. "Issued Shares" shall mean the number of shares of Common Stock of the Company outstanding on such date plus any shares reacquired by the Company during the fiscal year that ends on such date.

     The Company believes that the 1998 Plan is a key component of its strategy to attract and retain skilled employees and quality management. The Board believes it is in the Company's best interests to adopt the 1998 Plan so that the Company may continue to attract and retain key employees and quality management by granting options to purchase the Company's Common Stock and provide other incentives to the employees in the form of equity ownership. While it believes that establishment of the 1998 Plan will encourage employees to be stockholders, the Company also recognizes that option grants under the 1998 Plan can result in dilution to existing stockholders. The Company attempts to limit the impact of this dilution through its share repurchase program. Since December 1994, the Company has repurchased 1,058,000 shares of its Common Stock for approximately $10,197,000. By contrast, had the Option Renewal Feature been in place at the beginning of the 1997 fiscal year, less than 310,000 shares would have been added to the 1998 Plan at that time. The Company intends to repurchase shares as business conditions dictate.

     The following is a summary of the principal features of the 1998 Plan, together with the applicable tax and accounting implications, which will be in effect if the 1998 Plan is approved by the stockholders. This summary, however, does not purport to be a complete description of all the provisions of the 1998 Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at the Company's executive offices in Salt Lake City, Utah.

     The 1998 Plan is divided into two (2) separate components:

          (i) the Discretionary Option Grant Program pursuant to which employees (including officers), non-employee Board members (other than those at the time serving on the Compensation Committee) and consultants may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock at an exercise price equal to the fair market value of the option shares on the grant date; and

          (ii) the Automatic Option Grant Program pursuant to which option grants will automatically be made at periodic intervals to non-employee Board members to purchase shares of Common Stock at an exercise price equal to the fair market value of the option shares on the grant date.

     The options granted under the Discretionary Option Grant Program may be either incentive stock options ("Incentive Options") designed to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code or non-statutory options which are not entitled to such treatment. All grants under the Automatic Option Grant Program will be non-statutory options.

     Issuable Shares. The maximum number of shares of Common Stock authorized for issuance over the term of the 1998 Plan may not exceed 300,000 shares, plus an annual increase to be made on the last day of the immediately preceding fiscal year equal to the lesser of (i) 2 1/2% of the Issued Shares on such date,
(ii) 500,000 shares or (iii) an amount determined by the Board. The shares of Common Stock issuable under the 1998 Plan may be drawn from shares of the Company's authorized but previously unissued Common Stock or from shares of Common Stock reacquired by the Company, including shares purchased on the open market and held as treasury shares. In no event, however, may any one participant in the 1998 Plan receive stock options or separately exercisable stock appreciation rights for more than 150,000 shares of Common Stock in the aggregate per calendar year, except that such limit will be increased to 250,000 shares for the calendar year in which such individual receives his or her initial stock option grant under the 1998 Plan.

     The shares of Common Stock subject to any outstanding options, which expire or terminate prior to exercise (including options canceled in accordance with the cancellation-regrant provisions of the 1998 Plan), may become the subject of subsequent option grants or direct stock issuances under the 1998 Plan. However, shares subject to any options cashed out in accordance with the Change in Control provisions described below and all shares issued under the 1998 Plan, whether or not repurchased by the Company pursuant to its repurchase rights under the 1998 Plan, will reduce on a one-for-one basis the number of shares available for subsequent issuance under the 1998 Plan.

     Administration. The Discretionary Option Grant Program will be administered by the Compensation Committee (the "Committee"). The Committee will be comprised of two or more non-employee Board members appointed by the Board and will as Plan Administrator have complete discretion, within the scope of its jurisdiction under the 1998 Plan, to determine which eligible individuals are to receive option grants or stock appreciation rights, the number of shares subject to each such grant or right, the status of any granted option as either an Incentive Option or a non-statutory option, the vesting schedule (if any) to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding. The Compensation Committee of the Board serves as the sole Plan Administrator of the 1998 Plan.

     Eligibility. Employees (including officers), non-employee Board members (other than those at the time serving on the Compensation Committee), including non-employee Board members who have previously been in employee status with the Company (or its predecessor), and independent consultants and advisors of the Company or any subsidiary corporation are eligible to participate in the Discretionary Option Grant in effect under the 1998 Plan. Non-employee Board members (including those serving on the Compensation Committee and those who have previously been in employee status with the Company (or its predecessor) will also be eligible to participate in the Automatic Option Grant Program. As of March 31, 1998, approximately 635 individuals (including six executive officers and three non-employee Board member) were eligible to participate in the Discretionary Option Grant, and five non-employee Board members were eligible to receive option grants under the Automatic Option Grant Program.

     Price and Exercisability. The exercise price per share of Common Stock subject to option grants made under the Discretionary Option Grant Program may not be less than the fair market value of such Common Stock on the grant date. The exercise or purchase price is generally payable in cash. However, the exercise price of any outstanding option may also be paid in shares of Common Stock upon the exercise of the option or purchase right. Such price may also be paid through a same-day sale program, pursuant to which the purchased shares are immediately sold and a portion of the sale proceeds are applied to the payment of the purchase price. For employees of the Company or its subsidiaries, the exercise or purchase price may also, with the Plan Administrator's approval, be paid with a promissory note to become due and payable upon such terms and conditions as the Plan Administrator may establish.

     Options granted under the Discretionary Option Grant Program may be immediately exercisable for the full number of shares purchasable thereunder or may become exercisable in cumulative increments over a period of months or years or upon attainment of specified performance objectives as determined by the Plan Administrator. No option granted under the 1998 Plan may have a maximum term in excess of ten (10) years.

     Valuation. For purposes of establishing the option exercise or stock purchase price and for all other valuation purposes under the 1998 Plan, the fair market value per share of Common Stock on any relevant date will be the closing selling price per share on such date, as quoted on the New York Stock Exchange. If there is no reported selling price for such date, then the closing selling price for the last previous date for which such quotation exists will be determinative of fair market value. On March 25, 1998, the fair market value per share of Common Stock was $24.00 the closing selling price per share on that date on the New York Stock Exchange.

     Termination of Service. If an optionee ceases to remain in the Company's service for any reason other than death or permanent disability, the optionee will have a limited period, not to exceed ninety (90) days following such cessation of service, in which to exercise his or her outstanding options for any vested shares for which those options are exercisable at the time of such cessation of service. The Plan Administrator will have complete discretion, exercisable either at the time of the option grant or at any time while the option remains outstanding, to accelerate the exercisability of such option with respect to one or more subsequent installments for which the option would otherwise have become exercisable had the optionee's cessation of service not occurred.

     In the event of the optionee's death or permanent disability while in the Company's service, the option may be exercised for any vested shares for which the option is exercisable on the date of the optionee's cessation of service. Such exercise must be effected prior to the earlier of (i) twelve months (or such shorter period as the Plan Administrator may have specified in the option agreement) after the date of the optionee's death or permanent disability or
(ii) the specified expiration date of the option term.

     The Plan Administrator has the authority to extend the period of time for which one or more options may remain outstanding after the optionee's cessation of service from the period designated in the agreements evidencing such options to such longer period as the Plan Administrator may deem appropriate under the circumstances. However, in no event may the exercise period for an outstanding option be extended beyond the specified expiration date of the option term.

     For purposes of the Discretionary Option Grant, a plan participant will be deemed to continue in the Company's service for so long as such individual renders periodic services to the Company or any subsidiary, whether as an employee, non-employee board member or independent consultant.

     Stockholder Rights and Assignability of Options and Purchase Rights. No optionee will have any stockholder rights with respect to the option shares until that individual has exercised the option and paid the exercise price for the purchased shares. Options and purchase rights granted under the 1998 Plan are not assignable or transferable other than by will or the laws of inheritance following the holder's death, and each such option or purchase right may only be exercised by the individual to whom granted, while that individual is alive.

     Accelerated Vesting/Stock Appreciation Rights. Upon the occurrence of a Change of Control, there will be immediate vesting of all unvested shares issued under the Discretionary Option Grant which have been outstanding under the 1998 Plan for a period of at least six (6) months.

     A Change of Control will be deemed to occur upon any of:

          (1) the consummation of any transaction which is (i) is approved by the stockholders in which the Company will cease to be an independent corporation (including, without limitation, a reverse merger transaction in which the Company becomes the subsidiary of another corporation) or the sale or other disposition of all or substantially all of the Company's assets other than in the ordinary course of business, and (ii) causes the optionee to lose his or her status as Employee, Consultant, or Board member within one year of the closing date of such transaction;

          (2) the first date on which one or more contested elections for Board membership results in less than two thirds of the Board members being comprised of individuals (a) who were members of the Board on a date three
     (3) years prior to the date of the first such contested election for Board membership or (b) who were elected or nominated for election as Board members by the affirmative vote of at least a majority of those Board members described in clause (a) who were still in office as of the date the Board approved such election or nomination;

          (3) the acquisition by any person or related group of persons, other than any such group which includes the Company, of (A) 40% or more of the outstanding Common Stock pursuant to a tender or exchange offer which the Board does not recommend that the stockholders accept or (B) 50% or more of the outstanding Common Stock in a single transaction or a series of related transactions; or

          (4) any dissolution or liquidation of the Company or any merger or consolidation in which the Company is not the surviving corporation, except for a transaction the principal purpose of which is to change the Company's state of incorporation.

     Any option accelerated upon a Change of Control event (other than a clause
(4) event) will remain exercisable for a period of thirty (30) days following such event (or for such extended period as determined by the Plan Administrator in its sole discretion, exercisable either at the time of the grant of such option or at any time prior to the occurrence of such event).

     The acceleration of options and the vesting of shares under the 1998 Plan upon such a Change of Control may be seen as an anti-takeover provision and may have the effect of discouraging a proposal for merger, a takeover attempt or other efforts to gain control of the Company.

     The Plan Administrator will also have the discretionary authority to grant one or more optionees the right to surrender their options upon a Change of Control in return for a stock appreciation payment in cash from the Company equal to the difference between the exercise price in effect under each surrendered option and the amount which a holder of the number of shares subject to the surrendered option would have received for those shares in connection with the Change of Control.

     Tax Withholding. Participants in the Discretionary Option Grant may, upon such terms and conditions as the Plan Administrator deems appropriate, be granted the right to have the Company withhold, from the shares otherwise issuable under any exercised option or purchase right, one or more of those shares with an aggregate fair market value equal to all or part of the federal and state income and employment taxes incurred in connection with the acquisition of such shares. In lieu of such direct withholding, participants may also be granted the right to deliver existing shares of Common Stock in satisfaction of such taxes.

     Cancellation/Regrant. The Plan Administrator has the authority to effect, from time to time, the cancellation of outstanding options under the Discretionary Option Grant Program in return for the grant of new options for the same or different number of option shares with an exercise price per share equal to the fair market value of the Common Stock on the new grant date.

     Automatic Option Grant Program. Under the Automatic Option Grant Program, each individual who is first appointed or elected as a non-employee Board member at any time after the 1998 Annual Stockholders' Meeting will automatically be granted, at the time of such initial appointment or election, an option to purchase 3,000 shares of Common Stock. Each individual who (i) is re-elected as a non-employee Board member at one or more Annual Stockholders' Meeting beginning with the 1998 Annual Meeting will automatically be granted, on the date of each such Annual Meeting at which he or she is so re-elected, an option to purchase 3,000 shares of Common Stock. However, no non-employee Board member may receive his or her first annual 3,000-share automatic option grant until he or she has served on the Board for at least six (6) months, and no non-employee Board member may receive an automatic option grant under the 1998 Plan as well as the 1990 Plan.

     Each option grant under the automatic grant program will be subject to the following additional terms and conditions:

          (1) The option price per share will not be less than 100% of the fair market value per share of Common Stock on the grant date.

          (2) Each option is to have a maximum term of ten (10) years, measured from the grant date, subject to earlier termination upon the optionee's cessation of Board service.

          (3) Each automatic option grant will become exercisable in three (3) successive equal annual installments upon the optionee's completion of each year of Board service over the three (3)-year period measured from the grant date.

     Each automatic grant will remain exercisable for up to a six (6)-month period following the optionee's termination of Board service or for up to a one-year period following the optionee's death if he or she dies while serving as a Board member or within six (6) months after cessation of such Board service. During the applicable period, the option may be exercised for any or all of the shares for which the option is exercisable at the time of the optionee's cessation of Board service.

     The option will become immediately exercisable for all of the option shares upon the occurrence of a Change of Control (as defined above) provided that the option has been outstanding under the program for at least six (6) months.

     Upon the successful completion of a hostile tender offer for 40% or more of the outstanding Common Stock, the non-employee Board member will have the unconditional right to surrender any automatic grant held for at least six (6) months for a stock appreciation distribution in cash from the Company equal to the excess of (i) the takeover price of the number of shares subject to the surrendered option, whether or not the option is at the time exercisable for any or all of those shares, over (ii) the aggregate option price payable for such shares. For purposes of such calculation, the takeover price per share of Common Stock subject to the surrendered option will be deemed to be equal to the greater of (A) the fair market value of such shares on the option surrender date (as determined in accordance with the normal valuation provisions of the 1998
Plan) or (B) the highest reported price per share paid by the tender offeror in acquiring the Common Stock.

     The remaining terms and conditions of the option will in general conform to the terms described above for grants made under the Discretionary Option Grant Program and will be incorporated into the option agreement evidencing the automatic grant.

     Change in Capital Structure. In the event of any increase or decrease in the number of outstanding shares of Common Stock resulting from a subdivision or consolidation of such shares or the payment of a dividend of Common Stock, a rights offering covering shares of Common Stock or any other increase or decrease effected without receipt of consideration by the Company, the Committee may, in its discretion, make appropriate adjustments to (i) the maximum number and/or class of securities issuable under the 1998 Plan, (ii) the maximum number and/or class of securities for which any one individual may receive stock options and, separately exercisable stock appreciation rights under the 1998 Plan per calendar year, and (iii) the number and/or class of securities and price per share in effect under each outstanding option. Upon the occurrence of any of the foregoing events, the appropriate automatic adjustment will be made to the number and/or class of securities per non-employee Board member for which option grants will subsequently be made under the Automatic Option Grant Program.

     Stock Awards. As of March 31,1998, no option grants to purchase shares of the Company's Common Stock were outstanding under the 1998 Plan. The table below shows, as to each of the Named Officers in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted under the 1990 Plan during the period beginning January 1, 1997 and ending December 31, 1997, together with the weighted average exercise price payable per share.

                              OPTION TRANSACTIONS

                                               OPTIONS GRANTED     WEIGHTED AVERAGE
                   NAME                       (NUMBER OF SHARES)    EXERCISE PRICE
                   ----                       ------------------   ----------------
Ruediger Naumann-Etienne...................             --                  --
Joseph W. Pepper...........................        150,000              $17.25
Randy W. Zundel............................             --                  --
Barry K. Hanover...........................             --                  --
Larry E. Harrawood.........................             --                  --
Gary N. Kilman.............................             --                  --
All executive officers as a group..........        150,000              $17.25
Gregory K. Hinckley, Director..............          5,000              $17.25
Benno P. Lotz, Director....................             --                  --
Allan W. May, Director.....................          5,000              $17.25
Chase N. Peterson, Director................             --                  --
All non-employee directors as a group......         10,000              $17.25
All employees, including current officers
  who are not executive officers as a
  group....................................         84,000              $15.28

     As of March 31, 1998, options covering 1,800,509 shares of Common Stock were outstanding under the 1990 Plan, 33,391 shares remained available for future option grant and 1,859,463 shares have been issued under the 1990 Plan.

     Amendment and Termination. The Board may amend or modify the 1998 Plan at any time; however, no such amendment may, without the approval of stockholders,
(i) materially increase the benefits accruing to participants or modify the class of individuals eligible for participation or (ii) materially increase the number of shares available for issuance, except in the event of certain changes to the Company's capital structure. Amendments to the Automatic Option Grant Program may not be made at intervals more frequently than once every six (6) months, except in certain limited circumstances. The 1998 Plan will terminate on May 20, 2008, unless sooner terminated by the Board.

     Federal Tax Consequences. Options granted under the 1998 Plan may be either Incentive Options, which satisfy the requirements of Section 422 of the Internal Revenue Code, or non-satutory options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

          Incentive Options. An optionee recognizes no taxable income at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

          For federal income tax purposes, dispositions are divided into two categories: (i) qualified and (ii) nonqualified. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two (2) years after the grant date of the option and more than one (1) year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

          Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

          If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to a business expense deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

          Non-Statutory Options. An optionee upon the grant of a non-statutory option recognizes no taxable income. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

          The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

     Deductibility of Executive Compensation. The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of Incentive Option shares or exercises of non-statutory options will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Internal Revenue Code Section 162(m).

     Accounting Treatment. Under current accounting principles, neither the grant nor the exercise of options by an employee or board member will result in any charge to the Company's earnings. However, option grants to non-employees excluding board members) will result in a charge to the Company's earnings based on the fair value of the grant using the Black-Scholes option pricing model. In addition, the Company must disclose, in pro-forma statements to the Company's financial statements, the impact options granted to employees or board members would have upon the Company's reported earnings were the value of those options at the time of grant treated as a compensation expense. The number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

     Stockholder Approval. The affirmative vote of a majority of the outstanding shares of the Company's Common Stock present or represented and entitled to vote at the 1998 Annual Meeting is required for approval of the 1998 Plan. Should such stockholder approval not be obtained, then any options granted on the basis of the 1998 Plan will terminate without becoming exercisable for any of the shares of Common Stock subject to those options, and no further options will be granted on the basis of such share increase. In addition, without such stockholder approval, the non-employee Board members will not be eligible to receive any option grants under the Automatic Option Grant Program, and any stock options granted under the program to non-employee Board members will terminate without ever becoming exercisable for the shares subject to those options or rights. However, the 1990 Plan will continue to remain in effect, and option grants may continue to be made pursuant to the provisions of the 1990 Plan until the available reserve of Common Stock as last approved by the stockholders has been issued pursuant to option grants made under the 1990 Plan.

     The Board of Directors believes that option grants under the 1998 Plan play an important role in the Company's efforts to attract and retain the services of individuals of outstanding ability who are essential to the Company's long-term financial success. Accordingly, the Board of Directors recommends that the stockholders vote FOR the approval of the 1998 Plan.

     New Plan Benefits. No option grants have been granted to date on the basis of the 1998 Plan for which the stockholder approval is sought pursuant to this Proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE 1998 PLAN.

                                PROPOSAL NO. 3:

                          APPROVAL OF AMENDMENT TO THE
                 1993 EMPLOYEE INCENTIVE STOCK ACQUISITION PLAN

     The Company's stockholders are being asked to approve an amendment to the Company's 1993 Employee Incentive Stock Acquisition Plan (the "Acquisition Plan") which will increase the maximum number of shares of Common Stock authorized for issuance over the term of the Acquisition Plan by an additional 125,000 shares to 400,000 shares. As of March 31, 1998, a total of 54,201 shares were available under the Acquisition Plan. Based upon current participation levels, the Company expects that it will issue all such available shares pursuant to existing obligations within the next several months. The Acquisition Plan is substantially identical to the existing plan, except that it will increase the maximum number of shares authorized for issuance over the term of the Acquisition Plan.

     The purpose of the new amendment is to ensure that the Company will continue to have a sufficient reserve of Common Stock available under the Acquisition Plan to provide eligible employees of the Company and its participating affiliates with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase plan under Section 423 of the Internal Revenue Code. The Company believes that the Acquisition Plan is a key component of its strategy to attract and retain skilled employees and quality management.

     The Board believes it is in the Company's best interests to adopt the Acquisition Plan so that the Company may continue to provide eligible employees the opportunity to purchase the Company's Common Stock through payroll deductions, thereby aligning their financial interests more closely with those of the existing stockholders. While it believes that the Acquisition Plan will encourage employees to be stockholders, the Company also recognizes that employee stock purchases can result in dilution to existing stockholders. The Company attempts to limit the impact of this dilution through a share repurchase program. Since December 1994, the Company has repurchased 1,058,000 shares of its Common Stock for approximately $10,197,000. The Company intends to repurchase shares as business conditions dictate.

     The Acquisition Plan was adopted by the Board of Directors and approved by the Company's stockholders at the 1993 Annual Meeting held on September 17, 1993 as the successor to the Company's pre-existing Employee Incentive Stock Acquisition Plan. The new Acquisition Plan became effective with the purchase period, which began on January 1, 1994. The Acquisition Plan was subsequently amended effective

March 26, 1996, to increase the number of shares available in the Acquisition Plan from 175,000 to 275,000 and that amendment was approved by the stockholders at the 1996 Annual meeting held June 11, 1996. The Board adopted the 125,000-share increase for which stockholder approval is sought under this Proposal on March 31, 1998.

     The following is a summary of the principal features of the Acquisition Plan, as amended. The summary, however, does not purport to be a complete description of all the provisions of the Acquisition Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at the Company's executive offices in Salt Lake City, Utah.

     Purpose. The purpose of the Acquisition Plan is to provide eligible employees of the Company and its participating subsidiaries with the opportunity to acquire a proprietary interest in the Company through participation in a plan intended to qualify for the favorable tax benefits afforded employee stock purchase plans under Section 423 of the Internal Revenue Code. Participating subsidiaries may include any subsidiary corporation of the Company, whether now existing or hereafter created, which the Company's Board of Directors designates.

     Administration. The Compensation Committee of the Board administers the Acquisition Plan. The Compensation Committee as Plan Administrator has full authority to adopt administrative rules and procedures and to interpret the provisions of the Acquisition Plan. The Company will pay all costs and expenses incurred in plan administration without charge to participants.

     Issuable Securities. The shares of Common Stock issuable under the Acquisition Plan may be either shares newly-issued by the Company or shares reacquired by the Company, including shares purchased on the open market. The maximum number of shares of Common Stock that may be sold to participants over the term of the Acquisition Plan may not exceed 400,000 shares, inclusive of the 125,000-share increase for which stockholder approval is sought under this Proposal.

     In the event that any change is made to the outstanding Common Stock (whether by reason of subdivision or consolidation, stock dividend, or other change in corporate structure effected without the Company's receipt of consideration), appropriate adjustments will be made to (i) the class and maximum number of securities issuable over the term of the Acquisition Plan,
(ii) the class and maximum number of securities purchasable per participant during any one purchase period and (iii) the class and number of securities and the price per share in effect under each outstanding purchase right.

     Eligibility and Participation. Any individual who renders services to the Company or a participating subsidiary as an employee is eligible to participate in the Acquisition Plan. As of March 31, 1998, approximately 550 employees, including 6 executive officers, were eligible to participate in the Acquisition Plan.

     Purchase Periods and Purchase Rights. Shares are offered under the Acquisition Plan through a series of successive purchase periods each with duration of six (6) months. The purchase periods run from January 1 to June 30 and from July 1 until December 31 each year.

     The participant will be granted a separate purchase right for each purchase period in which he or she participates. The purchase right will be granted on the start date of the purchase period and will be automatically exercised on the last day of that period.

     Purchase Price. The purchase price of the Common Stock acquired at the end of each purchase period will be equal to the lesser of (i) 85% of the fair market value per share of Common Stock on the day preceding the date on which such purchase period begins or (ii) 85% of the fair market value per share of Common Stock on the last trading day in the purchase period.

     The fair market value per share of Common Stock on any relevant date will be the closing selling price per share on such date as reported on the New York Stock Exchange. On March 25, 1998, the fair market value per share was $24.00 the closing selling price per share on that date on the New York Stock Exchange.

     Payroll Deductions and Stock Purchases. Each participant may, through authorized payroll deductions, apply from 2% to 20% of his or her cash compensation each purchase period to the purchase of Common Stock at the end of that purchase period.

     Special Limitations. The Acquisition Plan imposes certain limitations upon a participant's rights to acquire Common Stock, including the following limitations:

          (i) Purchase rights may not be granted to any individual who owns stock (including stock purchasable under any outstanding purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries.

          (ii) Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 of Common Stock (valued at the time each purchase right is granted) during any one calendar year.

          (iii) The maximum number of shares of Common Stock purchasable by any participant per purchase period may not exceed 2,000 shares.

     Termination of Purchase Rights. The purchase right of a participant will immediately terminate upon (i) the participant's termination of employment or
(ii) his or her election to withdraw from the Acquisition Plan.

     Stockholder Rights. No participant will have any stockholder rights with respect to the shares covered by his or her outstanding purchase right until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

     Merger or Dissolution. In the event of a dissolution or liquidation of the Company or a merger or consolidation of the Company, the Acquisition Plan will terminate and all payroll deductions made by participants during the purchase period in which such transaction occurs will be refunded to the participants.

     Amendment and Termination. The Acquisition Plan will terminate upon the earlier of (i) December 31, 2002 or (ii) the date on which all shares available for issuance are sold pursuant to exercised purchase rights.

     The Board may from time to time alter, amend, suspend or discontinue the provisions of the Acquisition Plan. However, the Board may not, without approval of the stockholders, (i) increase the number of shares issuable under the Acquisition Plan or the maximum number of shares which any participant may purchase per purchase period, except in connection with certain changes in the Company's capital structure, (ii) materially increase the benefits accruing to participants or (iii) materially modify the requirements for eligibility to participate in the Acquisition Plan.

     Accounting Treatment. The issuance of Common Stock under the Acquisition Plan will not result in a compensation expense chargeable against the Company's reported earnings. However, the Company must disclose, in pro-forma statements to the Company's financial statements, the impact the purchase rights granted under the Acquisition Plan would have upon the Company's reported earnings were the value of those purchase rights treated as compensation expense.

     Stock Issuances. The table below shows, as to each of the Named Officers in the Summary Compensation Table and the various indicated groups, the number of shares of Common Stock purchased under the Acquisition Plan between January 1, 1997 and March 31, 1998, together with the weighted average purchase price paid per share.

                         ACQUISITION PLAN TRANSACTIONS

                                                   NUMBER OF       WEIGHTED AVERAGE
NAME                                            PURCHASED SHARES    PURCHASE PRICE
----                                            ----------------   ----------------
Ruediger Naumann-Etienne.....................            --                 --
Joseph W. Pepper.............................           453             $14.88
Randy W. Zundel..............................            --                 --
Barry K. Hanover.............................           453             $14.88
Larry E. Harrawood...........................         1,177             $13.72
Gary N. Kilman...............................           586             $12.75
All executive officers as a group............         2,669             $13.90
All employees, including current officers who
  are not executive officers as a group......        44,628             $13.75

     As of March 31, 1998, 220,799 shares of Common Stock had been issued under the Acquisition Plan, and 179,201 shares remained available for future issuance (inclusive of the 125,000-share increase for which stockholder approval is sought under this Proposal).

     Federal Tax Consequences. The Acquisition Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowed to the Company, at the time the purchase right is granted or at the time such right is exercised. Taxable income will not be recognized by the participant until there is a sale or other disposition of the shares acquired under the Acquisition Plan or in the event the participant should die while still owning the purchased shares.

     If the participant sells or otherwise disposes of the purchased shares within two (2) years after the start date of the purchase period, then (i) the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price and (ii) the Company will be entitled to a business expense deduction in the same amount for the taxable year in which such disposition occurs. If the participant sells or disposes of the purchased shares more than two (2) years after the start date of the purchase period, then no deduction will be available to the Company, and the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the start date of the purchase period. Any additional gain upon the disposition will be taxed as a long-term capital gain.

     If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares on the start date of the purchase period in which such shares were acquired will constitute ordinary income in the year of death.

     New Plan Benefits. No purchase rights have been granted, and no shares of Common Stock have been issued, under the Acquisition Plan on the basis of the 125,000-share increase for which stockholder approval is sought under this Proposal.

     Stockholder Approval. The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the 1998 Annual Meeting is required for approval of the 125,000-share increase to the Acquisition Plan. Should such stockholder approval not be obtained, then the share increase will not be implemented, and any purchase rights granted on the basis of such share increase will immediately terminate. No additional purchase rights will be granted on the basis of such share increase, and the Acquisition Plan will terminate once the existing share reserve has been issued.

 THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT
                            TO THE ACQUISITION PLAN.

                                  COMPENSATION

     The following table provides certain summary information concerning the compensation paid or accrued by the Company and its subsidiaries, to or on behalf of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company whose salary and bonus for the 1997 fiscal year was in excess of $100,000, for services rendered in each of the fiscal years ended December 31, 1997, 1996 and 1995, respectively. Dr. Ruediger Naumann-Etienne is also included in the table because he served as the Company's Chief Executive Officer for part of the 1997 fiscal year until his resignation on May 15, 1997. The individuals named in such tables are designated the "Named Officers."

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                              COMPENSATION
                                                                                 AWARDS
                                                                              ------------
                                                                               NUMBER OF
                                                     ANNUAL COMPENSATION       SECURITIES     ALL OTHER
                                                   ------------------------    UNDERLYING    COMPENSATION
       NAME AND PRINCIPAL POSITION          YEAR   SALARY($)(1)   BONUS ($)     OPTIONS         ($)(2)
       ---------------------------          ----   ------------   ---------   ------------   ------------
RUEDIGER NAUMANN--ETIENNE(3)                1997      91,367        71,304           --          3,000
Chairman of the Board,                      1996     206,963       138,192       50,000             --
Former President & CEO                      1995     200,000       100,000      100,000             --
JOSEPH W. PEPPER(4)                         1997     168,234       211,975      150,000        151,412
President and                               1996          --            --           --             --
Chief Executive Officer                     1995          --            --           --             --
RANDY W. ZUNDEL                             1997     169,190       133,754           --         20,182
Executive Vice President,                   1996     160,857       110,254       30,000         19,219
Chief Operating &                           1995     153,465        77,214       70,000         17,879
Chief Financial Officer
BARRY K. HANOVER                            1997     134,032        86,881           --         15,032
Executive Vice President,                   1996     123,488        65,081       25,000         13,127
Engineering & Chief Technical Officer       1995     108,878        44,740       50,000         11,782
LARRY E. HARRAWOOD                          1997     158,323       103,176           --         20,009
Vice President,                             1996     151,390        85,304       20,000         19,045
Marketing & Business Development            1995     145,169        58,544       60,000         17,730
GARY N. KILMAN(5)                           1997     150,485       139,143           --          9,991
Vice President,                             1996     124,562       110,177       20,000         18,937
Sales                                       1995     120,012        88,932       50,000         21,367

---------------
(1) Includes salary deferred under the Company's 401(k) Savings Plan.

(2) For the 1997 fiscal year the indicated amount for each Named Officer was comprised of (i) the contributions made by the Company to the Company's 401(k) Savings Plan on behalf of each such officer which match his salary deferral contributions to such plan, up to a maximum match of $3,000 per participant, and (ii) the imputed cost of life insurance coverage provided by the split dollar life insurance policy which the Company maintains for each Named Officer plus the value to the Named Officer of the benefit provided by the Company's payment of the premium on such insurance policy, and (iii) relocation expenses as defined in Note 4.

                                                     PLAN       INSURANCE
                                                 CONTRIBUTION    BENEFIT
                                                     1997         1997
                                                 ------------   ---------
    Mr. Naumann...............................      3,000        $    --
    Mr. Pepper................................         --          7,657
    Mr. Zundel................................      3,000         17,182
    Mr. Hanover...............................      3,000         12,032
    Mr. Harrawood.............................      3,000         17,009
    Mr. Kilman................................      3,000          6,991

(3) Dr. Naumann-Etienne was President and CEO of the Company from February 1995 until May 1997 when Dr. Joseph W. Pepper assumed the title. Dr. Naumann received additional compensation of $70,000 in 1997 under a consulting agreement for his role as Chairman of the Board.

(4) Dr. Joseph W. Pepper joined OEC Medical Systems, Inc. in May 1997 as President and CEO. He was paid $143,755 to cover his relocation expenses to Salt Lake City, Utah.

(5) Mr. Kilman resigned as an officer of the Company on October 31, 1997. Please see section entitled "Employment Contracts and Changes of Employment Arrangements" for further information concerning Mr. Kilman's severance benefits.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the grant of stock options under the Company's 1990 Stock Option/Stock Purchase Plan for the 1997 fiscal year to each of the Named Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZABLE VALUE
                                              % OF TOTAL                             AT ASSUMED ANNUAL RATES OF
                                               OPTIONS                              STOCK PRICE APPRECIATION FOR
                                   OPTIONS    GRANTED TO    EXERCISE                         OPTION TERM
                                   GRANTED   EMPLOYEES IN    PRICE     EXPIRATION   -----------------------------
              NAME                 (#)(1)    FISCAL YEAR    $(SH)(2)      DATE          5%(3)          10%(3)
              ----                 -------   ------------   --------   ----------   -------------   -------------
Ruediger Naumann-Etienne.........       --         --            --          --              --              --
Joseph W. Pepper.................  150,000      46.9%        $17.25     5/15/07      $1,627,264      $4,123,808
Randy W. Zundel..................       --         --            --          --              --              --
Barry K. Hanover.................       --         --            --          --              --              --
Larry E. Harrawood...............       --         --            --          --              --              --
Gary N. Kilman...................       --         --            --          --              --              --

---------------

(1) This option was granted May 15,1997. It will become immediately exercisable for all the option shares should any of the following change in control events occur while the optionee continues in the Company's service: (i) the acquisition of the Company by merger or sale of substantially all of the Company's assets or 50% or more of the Company's outstanding common stock,
    (ii) the successful completion of a hostile tender offer for more than 40% of the Company's outstanding common stock, (iii) a change in the composition of more than one-third of the Board members by proxy contest or (iv) the dissolution or liquidation of the Company.

(2) The exercise price may be paid in cash, in shares of Company Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares.

(3) There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10%
     levels or at any other defined level. Unless the market price of the Company Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

OPTION EXERCISES AND HOLDINGS

     The following table provides information, with respect to the Named Officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year. No stock appreciation rights were exercised during the last fiscal year, nor were any stock appreciation rights outstanding at the end of such fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                               VALUE                                        VALUE OF UNEXERCISED
                                             REALIZED                                      IN-THE-MONEY OPTIONS AT
                                              (MARKET         NUMBER OF SECURITIES          FY-END (MARKET PRICE
                               SHARES        PRICE AT        UNDERLYING UNEXERCISED       SHARES AT FY-END [$19.94]
                             ACQUIRED ON   EXERCISE LESS      OPTIONS AT FY-END (1)       LESS EXERCISE PRICE) (1)
                              EXERCISE       EXERCISE      ---------------------------   ---------------------------
           NAME                  (#)          PRICE)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              -----------   -------------   -----------   -------------   -----------   -------------
Ruediger Naumann-Etienne...    67,500        $911,244        129,625         34,375      $1,730,605      $281,445
Joseph W. Pepper...........        --              --         45,000        105,000         120,938       282,188
Randy W. Zundel............        --              --        154,375         20,625       2,080,205       168,867
Barry K. Hanover...........    14,000         178,500         93,813         17,187       1,266,843       140,718
Larry E. Harrawood.........     3,500          48,825        147,850         13,750       2,011,832       112,578
Gary N. Kilman.............    10,450         126,233         95,800         13,750       1,290,088       112,578

---------------

(1) Includes options granted under a predessor plan (the "OEC Plan") prior to the distribution ("Distribution") by the Company of its interests in Diasonics Ultrasound, Inc. and FOCAL Surgery, Inc. to its stockholders on September 30, 1993 which were adjusted to reflect such Distribution ("OEC Adjusted Options"). Pursuant to the Distribution, each option (the "Diasonics Option") outstanding under the OEC Plan which was not exercised prior to the Distribution was split into three separately exercisable options -- the OEC Adjusted Option, the Diasonics Ultrasound Adjusted Option and the FOCAL Surgery Adjusted Option (together, the "Adjusted Options"). Each OEC Adjusted Option covers the same number of shares of Common Stock as the number of shares subject to the Diasonics Option to which it relates.

     Each OEC Adjusted Option in general has the same terms and conditions (including the same vesting/exercise schedule) as in effect for the Diasonics Option immediately prior to the Distribution. However, the per share exercise price in effect under the Diasonics Option immediately prior to the Distribution was allocated among each of the Adjusted Options on the basis of the relative fair market values of the underlying common stock of each of the three companies after the Distribution.

     For purposes of vesting and continued exercisability of each OEC Adjusted Option, employment or service (whether as an employee, consultant or non-employee director) with any one of the three companies or their respective subsidiaries will be treated as service and employment with the Company, as if the Distribution did not take place. Accordingly, each of the OEC Adjusted Options held by an individual after the Distribution will continue to vest and remain outstanding for so long as that individual remains in the employ or service of any one of the three companies or their subsidiaries. Each OEC Adjusted Option will, however, terminate and cease to be exercisable upon the earliest to occur of (i) the specified expiration date of the original Diasonics Option, (ii) the expiration of the three (3)-month period following the date the option holder ceases all employment and service relationships with the three companies and their subsidiaries or (iii) the expiration of the twelve
(12)-month period following the date of the option holder's death or permanent disability if such individual dies or becomes disabled while in the service of one or more of the companies.

     The number of shares of Company Common Stock purchasable by each Named Officer under his OEC Adjusted Option at the end of the 1997 fiscal year is as follows: Dr. Naumann-Etienne 14,000 shares; Dr. Pepper 0 shares; Mr. Zundel 18,010 shares; Mr. Hanover 0 shares; Mr. Harrawood 11,600 shares; Mr. Kilman 6,000 shares.

     Director's Compensation. All non-employee members of the Board are paid an annual retainer of $20,000 plus reimbursement of all out-of-pocket costs incurred in connection with their attendance at Board or committee meetings.

     The Company's proposed 1998 Stock Option Plan contains an automatic option grant program for non-employee Board members. Under that program, each non-employee Board member automatically receives a non-statutory option grant for 3,000 shares of Common Stock upon his initial election or appointment to the Board, and each eligible individual re-elected as a non-employee Board member at one or more Annual Stockholders Meetings also receives an automatic option grant on the date of each such Annual Meeting for an additional 3,000 shares (provided such individual has not received an initial automatic grant within the preceding six months). Each grant will have an exercise price per share equal to the market price of the Common Stock on the grant date. Each grant will become exercisable over the optionee's period of Board service in three equal annual installments, beginning one year after the grant date. However, in the event there is a change in control of the Company whether effected by merger, sale of substantially all of the Company's assets or 50% or more of the outstanding Common Stock or the completion of a hostile tender offer for 40% or more of the outstanding Common Stock, or in the event there is a change in the composition of one-third or more of the Board members effected through a contested election of Board members or in the event of dissolution or liquidation of the Company, then each automatic grant outstanding for at least six months will immediately accelerate and become exercisable for all of the option shares. Each of the automatic grants will have a maximum term of ten years measured from the grant date, subject to earlier termination upon the optionee's cessation of Board service. Upon the successful completion of a hostile tender offer for 40% or more of the outstanding Common Stock, options will automatically be canceled in return for a cash distribution from the Company based upon the tender-offer price of the shares of Common Stock subject to the canceled options. Messrs. Hinckley and May received an automatic option grant for 5,000 shares upon re-election to the Board at the 1997 Annual Meeting pursuant with the 1990 Plan in effect at the time. Each such automatic option grant had an exercise price of $17.25 per share and will become exercisable on three successive equal annual installments over the period of continual Board service measured from the grant date.

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES ACT OF 1934

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely upon review of copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent stockholders for the 1997 fiscal year were complied with, except one amended Form 4 which was amended to reflect one transaction that was filed late for Ruediger Naumann-Etienne.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors, subject to review by the full Board, is responsible for the establishment of remuneration arrangements for senior management and the administration of compensation and employee benefits plans. In addition, the Compensation Committee sets the base salary of the Company's executive officers, approves individual bonus programs for executive officers, and administers the Company's 1990 Plan and the 1998 Stock Option Plan under which grants may be made to executive officers and other key employees. The following is a summary of policies of the Committee that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in the Proxy Statement.

     The objectives of the Company's executive compensation program are to motivate and retain current executives and to attract future ones. The Company's executive compensation program is designed to: (1) provide a direct and substantial link between Company performance and executive pay, (2) consider individual performance and accomplishments and compensate accordingly, and (3) determine the Company's position in the medical device and high technology labor markets and be competitive in those labor markets.

     The Company positions its executive pay levels at the median of U.S. medical and technology companies. To this end, the Company tracks executive pay levels against companies of similar size, i.e., approximately $100-$200 million. The Committee also considers geographic location and companies that may compete with OEC in recruiting executive talent.

     The data utilized by the Committee in establishing executive compensation levels is compiled by the Senior Manager, Human Resources, who has responsibility to verify that compensation is competitive for similar positions. Primarily, three compensation surveys were used: (1) the 1997 Radford Associates/ Alexander & Alexander Consulting Group's "Management Total Compensation Report", (2) the 1997 Radford Salt Lake Area compensation survey, and (3) a November 1997 customized, senior level, executive survey of Utah based companies prepared by the Industrial Relations Council, a private Utah employers association.

     The Company's executive compensation program has three components: (1) base salary, (2) short-term incentives, and (3) long-term incentives. Base salary is used primarily as an attraction and retention device. Base pay is established within discrete ranges as determined for each position and is adjusted on a merit review basis each February. Pay is sufficiently variable, under the program, that 75th percentile performance will result in 75th percentile pay levels and below median performance levels will result in below median pay. Base pay increases are determined by long-term contributions to the Company's performance as well as the individual executive's position, duties, and responsibilities.

     Dr. Ruediger Naumann-Etienne's salary increase in 1997 as Chief Executive Officer was based upon his contribution toward the Company's achievement of key objectives, such as earnings per share and profit before tax. In 1997, the Chief Executive Officer did receive a pay increase of 4.3 percent. All other executive officers received base salary increases averaging 5.4 percent. The increased levels of base salary in effect for the Company's executive officers for the 1997 fiscal year ranged from the 40th percentile to the 60th percentile of the surveyed compensation data for comparable positions at similarly sized medical and technology companies. Dr. Naumann's salary as Chief Executive was at the 10th percentile.

     When Dr. Joseph W. Pepper succeeded Dr. Naumann as Chief Executive Officer in May 1997, the committee established his level of base compensation at $270,000 per year, based upon negotiation with Dr. Pepper and the compensation levels in effect for chief executive officers at similar sized medical and technology companies on the basis of the compensation surveys of these companies. Dr. Pepper's base compensation level is at the 40th percentile.

     Short-term incentive pay is paid on an annual basis, if earned. Incentive pay is provided through the Management Incentive Plan (MIP). Each year individual and financial objectives are established. To the degree a participant meets or exceeds his/her personal objectives and the business unit and the Company meets or exceeds their financial objectives, the participating executive will receive a bonus payable in February following the close of the fiscal year.

     The measurement of Company financial performance used in determining individual incentive pay is profit before tax (PBT). Payments are made based upon performance versus the target. Performance above the target results in proportionately higher bonus payouts. Likewise, below target performance results in proportionately lower bonus payouts (50 percent of the target bonus at 75 percent of target achievement). All bonuses become discretionary if performance is below 75 percent of target performance. Since financial performance for fiscal 1997 exceeded expectations, the Chief Executive Officer received a $211,950 bonus, Dr. Naumann, the former Chief Executive Officer, received a $71,304 bonus, and all other executive officers as a group received bonuses totaling $379,312.

     Long-term incentives are provided through stock options. The stock option plan is intended to provide incentive to key employees of the Company and attract new employees with outstanding qualifications, in addition to incenting executives to make the types of decisions that will continue to improve Company performance in the long term. The number of shares subject to each option grant is based upon the officer's tenure, level of responsibility and relative position with the Company. The Company has established certain general guidelines in making option grants to the executive officers in an attempt to target a fixed number of option shares based upon the individual's position with the Company and his/her existing holdings of vested options. However, the Committee does not adhere strictly to these guidelines and will vary the size and terms of the option grant made to each executive officer as it feels the circumstances warrant. Each grant allows the officer to acquire shares of the Company's common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years), provided the officer continues in the Company's employ. In 1997, 150,000 options were granted to executive officers (see distribution in the preceding Option Grant Table) under the Company's 1990 Plan.

     In total, about one-third of the Chief Executive Officer's annual compensation is variable upon meeting the financial target. Looking forward over a five-year term and calculating the values of stock options, about 60% of the Chief Executive Officer's total compensation will be variable. The Chief Executive Officer's targeted pay mix is heavily weighted toward long-term incentives and, therefore, long-term corporate and stock market performance.

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The compensation to be paid to the Company's executive officers for the 1997 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the compensation to be paid to the Company's executive officers for fiscal 1998 will exceed that limit. Any compensation deemed paid to an executive officer upon his exercise of option grants qualifies as performance-based compensation which will not be subject to the $1 million limitation. Since it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officer. The Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

Submitted by the Compensation Committee of the Company's Board of Directors.

Gregory K. Hinckley
Dr. Chase N. Peterson

           EMPLOYMENT CONTRACTS AND CHANGE OF EMPLOYMENT ARRANGEMENTS

     No executive officers of the Company have employment agreements with the Company. In connection with the resignation of Gary Kilman, he became entitled to certain separation benefits. These include nine months of base salary continuation payments, totaling $149,277, six months of continued medical coverage, a lump sum cash payment of $61,230 paid in February 1998, and continued vesting of his existing stock options until July 31, 1998, after which time he will have 90 days in which to exercise vested options; unvested options will be automatically canceled. If Mr. Kilman accepts full or part-time employment prior to July 31, 1998, the balance of base salary continuation payments would be paid in a lump sum and stock options would cease to vest.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is a current or former employee of the Company. No executive officer of the Company served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                               PERFORMANCE GRAPH

     The following graph shows (i) a five-year comparison of cumulative stockholder returns for the Company, the Standard & Poor's 500 Stock Index and the DJ Medical & Biotech Index for December 31, 1992 through December 31, 1997; and (ii) a comparison of the Company's total return with that of the foregoing indices and the S & P MIDCAP400 and S&P Healthcare (Medical Products & Supplies), the Company's newly selected indices, for the fiscal year ended December 31, 1997.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Exchange Act of 1934 that might incorporate future filings made by the Company under those statutes, neither the preceding Compensation Committee Report on Executive Compensation nor the Comparison of Cumulative Total Return graph shall be incorporated by reference into any such filings; nor shall such report or graph be incorporated by reference into any future filings made by the Company under these statues.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                        AMONG OEC MEDICAL SYSTEMS, INC.

                                                                          D J
                                                                        MEDICAL
                                                           S&P             &
  MEASUREMENT PERIOD                                      MIDCAP       BIOLOGICAL      S&P HLTH
 (FISCAL YEAR COVERED)     OEC MED        S&P 500          400            TECH           CARE
DEC-92                         100            100            100            100            100
DEC-93                       76.99         110.08         113.95          87.17          76.26
DEC-94                       72.79         111.53         109.87          99.47          90.43
DEC-95                      109.19         153.45         143.86         170.36         152.84
DEC-96                      167.98         188.68         171.48         180.86         175.42
DEC-97                      223.28         251.64         226.79         233.03          218.7

 * $100 Invested on December 31, 1992 in Stock or Index -- Including Reinvestment of Dividends. Fiscal Year ending December 31.

(1) Assumes $100 was invested in each of the Company's stock, the S&P 500 Index and the Dow Jones Medical and Biotechnology Index as of December 31, 1992. Total stockholder return assumes reinvestment of dividends. While the Company has paid no cash dividends, it did declare a distribution of the stock of its wholly owned ultrasound business, Diasonics Ultrasound, Inc. (including its wholly owned subsidiary, FOCAL Surgery, Inc.) effective October 1, 1993. The distribution of that stock has been treated as a dividend of the equivalent cash value of shares of Diasonics Ultrasound, Inc. and FOCAL Surgery Inc. for purposes of computing the effect of dividend reinvestment in computing stockholder return in this graph. The equivalent cash value of shares distributed was computed based on the average of bid and ask prices for each of Diasonics Ultrasound, Inc. common, when-issued NASDAQ, and FOCAL Surgery, Inc. common, when issued OTC, as of October 1, 1993.

(2) The Company has selected the S & P MIDCAP400 and S&P Healthcare (Medical Products & Supplies) for future reference, since it believes that such indices more accurately reflect stockholder returns for companies of comparable capitalization to those of the Company in the Company's true industry.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of March 31, 1998 concerning beneficial ownership of Common Stock by each of the directors, nominees for directors, and the named Officers in the Summary Compensation Table, known beneficial holders of more than 5% of the outstanding Common Stock and all directors and executive officers as a group. All information is based on information known to the Company with respect to such persons' beneficial ownership of shares of Company common stock as of March 31, 1998. Unless otherwise noted, the listed persons have sole voting and dispositive powers with respect to the shares held in their names, subject to community property laws, if applicable:

    Forstmann-Leff Assoc., Inc..........................    3,168,750    23.7%
      FLA Asset Management, Inc.
      Stamford Advisors Corp.
      55 East 52nd Street
      New York, NY 10055(1)
    FMR Corporation.....................................    1,066,400    7.98%
      82 Devonshire Street
      Boston, MA 02109(1)
    Peter B. Cannell & Co., Inc.........................      691,375    5.36%
      645 Madison Avenue,
      New York, NY 10022(1)
    Ruediger Naumann-Etienne(2).........................      171,477    1.3%
    Joseph W. Pepper(2).................................       60,453       *
    Randy W. Zundel(2)..................................      138,748    1.1%
    Barry K. Hanover (2)................................       86,828       *
    Larry E. Harrawood(2)...............................      148,216    1.2%
    Gary N. Kilman(2)...................................       57,637       *
    Gregory K. Hinckley(2)..............................        6,668       *
    Benno P. Lotz(2)....................................       11,975       *
    Allan W. May(2).....................................      150,229    1.2%
    Chase N. Peterson(2)................................       16,001       *
    All executive officers and directors as a group (10
      persons)(3).......................................      848,232    6.7%

---------------

(*) Less than 1%.

(1) Information provided pursuant to Schedule 13G reports filed with the Securities Exchange Commission in February 1998. The calculation of percent ownership is inclusive of treasury stock.

(2) Includes options to purchase common stock which are currently exercisable or will become exercisable within 60 days of March 31, 1998, as follows: Dr. Ruediger Naumann-Etienne, 132,750; Dr. Joseph W. Pepper, 60,000 shares; Mr. Zundel, 136,250; Mr. Hanover, 86,375; Mr. Harrawood, 127,500 shares; Mr. Kilman, 57,050; Mr. Hinckley, 6,668 shares; Mr. Lotz, 1,975; Mr. May, 146,667; Mr. Peterson, 15,001.

(3) Includes options to purchase 770,236 shares of common stock, which are currently exercisable or will become exercisable within 60 days of March 31, 1998.

                                PROPOSAL NO. 4:

                      RATIFICATION OF INDEPENDENT AUDITORS

     The firm of Deloitte & Touche LLP served as independent auditors for the Company for the year ended December 31, 1997. The Board of Directors has appointed, subject to the ratification by the stockholders, Deloitte & Touche LLP as independent auditors for the year ending December 31, 1998. Representatives of Deloitte & Touche LLP are expected to be present at the meeting with the opportunity to make a statement, if they The Board of Directors Recommends to the Stockholders That They Vote FOR Ratification of the Appointment of Deloitte & Touche LLP.

                            STOCKHOLDERS' PROPOSALS

     Proposals of stockholders that are intended to be presented at the 1999 Annual Meeting of Stockholders of the Company must be received by December 14, 1998 in order to be considered for inclusion in the proxy statement and proxy relating to that meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other matter to be acted upon at the meeting. However, if any other matter is properly brought before the meeting, the persons named in the accompanying form of Proxy will vote thereon in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                  LOGO
                                          Clarence R. Verhoef
                                          Secretary

                            OEC MEDICAL SYSTEMS, INC.

                             1993 EMPLOYEE INCENTIVE

                             STOCK ACQUISITION PLAN

               (AS AMENDED AND RESTATED EFFECTIVE MARCH 31, 1998)


        SECTION 1. PURPOSE.

               The Plan has been established to provide Eligible Employees with an opportunity to increase their proprietary interest in the Company's success by purchasing Stock directly from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under section 423 of the Code. The Plan is the successor to the Company's Employee Incentive Stock Acquisition Plan (the "Original Plan") which was terminated on June 30, 1993, and no further shares of Stock will be issuable under the Original Plan.

        SECTION 2. DURATION; PARTICIPATION PERIODS; SHARES AUTHORIZED.

               The Plan shall be in effect from January 1, 1994 to December 31, 2002. While the Plan is in effect, there shall be eighteen (18) Participation Periods of six months each commencing on January 1 and July 1 of each calendar year. The maximum number of shares of Stock available for purchase over the term of the Plan shall be 400,000 shares, subject to adjustment as provided in
Section 11. Such share reserve is comprised of (i) the 175,000 shares originally reserved for issuance under the Plan plus (ii) an additional increase of 100,000 shares authorized by the Board on March 26, 1996, and (iii) an additional increase of 125,000 shares authorized by the Board on March 31, 1998, subject to stockholder approval at the 1998 Annual Stockholders Meeting.

        SECTION 3. ADMINISTRATION.

               The Plan shall be administered by the Committee, which shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Section 423 of the Code. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan. No member of the Board or of the Committee shall be liable to any Eligible Employee, or to any person whose rights derive from an Eligible Employee, for any act or omission made in good faith.

        SECTION 4. ELIGIBILITY AND PARTICIPATION.

               (a) Each Eligible Employee may elect to become a Participant in the Plan for a Participation Period by executing the enrollment form prescribed for such purpose by the Committee. The enrollment form shall be filed with the Company not later than the 10th working day prior to the commencement of the Participation Period. The Eligible Employee shall designate on the enrollment form the percentage of his or her Compensation which he or she elects to have withheld for the purchase of Stock, which shall be a whole percentage of the Eligible Employee's Compensation, but not less than two percent (2%) nor more than twenty percent (20%).

               (b) By enrolling in the Plan, a Participant is given the right to purchase the maximum number of whole shares of Stock which can be purchased with the amount of the Participant's Compensation which has been withheld during the Participation Period; provided, however, that with respect to any Participation Period, no Participant shall purchase more than a maximum of 2,000 shares of Stock nor shares of Stock in excess of the amounts set forth in
Section 12.

        SECTION 5. EMPLOYEE CONTRIBUTIONS.

               A Participant shall purchase shares of Stock by means of payroll deductions. Payroll deductions as designated by the Participant pursuant to
Section 4(a) shall commence with the first payroll period in the Participation Period and shall continue in each subsequent payroll period during participation in the Plan. If a Participant wishes to change the rate of payroll withholding, he or she may do so by filing a new enrollment form with the Company not later than the 10th working day prior to the commencement of the Participation Period for which such change is to be effective.

        SECTION 6. PLAN ACCOUNTS; PURCHASE OF SHARES.

               (a) The Company shall maintain a Plan Account on its books in the name of each Participant. As of the close of each payroll period in a Participation Period, the amount deducted from the Participant's Compensation shall be credited to the Participant's Plan Account. No interest shall be credited to Plan Accounts.

               (b) As of the last day of each Participation Period, the Participant is deemed to have elected to purchase the number of whole shares of Stock calculated in accord with this Subsection (b), unless the Participant has previously elected to withdraw from the Plan in accord with Section 8. The amount then in the Participant's Plan Account shall be divided by the Purchase Price, and the number of whole shares which results (subject to the limitations described in Section 4(b) and Subsection (c) below) shall be purchased from the Company with the funds in the Participant's Plan Account. Share certificates representing the number of shares of Stock so purchased shall be issued and delivered to the Participant as soon as reasonably practicable after the close of the Participation Period.

               (c) In the event that the aggregate number of shares which all Participants elect to purchase during the Participation Period exceeds the number of shares remaining available for issuance under the Plan, then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares which such Participant has elected to purchase and the denominator of which is the number of shares which all Participants have elected to purchase.

               (d) Any amount remaining in the Participant's Plan Account which represents the Purchase Price for a fractional share shall be carried over in the Participant's Plan Account to the next Participation Period. Any amount remaining in the Participant's Plan Account which represents the Purchase Price for whole shares which could not be purchased under Section 4(b) or Subsection
(c) above shall be refunded to the Participant in cash, without interest.

        SECTION 7. PURCHASE PRICE.

               The Purchase Price for each share of Stock shall be the lesser of
(a) eighty-five percent (85%) of the Fair Market Value of such share on the last trading day before the commencement of the Participation Period, or (b) eighty-five percent (85%) of the Fair Market Value of such share on the last trading day in the Participation Period.

        SECTION 8. WITHDRAWAL FROM THE PLAN.

               A Participant may elect to withdraw from the Plan at any time before the last day of a Participation Period by filing the prescribed form with the Company, and payroll deductions shall cease as soon as reasonably practicable thereafter. Within 45 days after the close of such Participation Period, the amount credited to the Plan Account of any Participant who has withdrawn from the Plan shall be refunded to him or her in cash, without interest. A Participant who has withdrawn from the Plan shall not be a Participant in future Participation Periods, unless he or she again enrolls under Section 4.

        SECTION 9. EFFECT OF TERMINATION OF EMPLOYMENT.

               Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under
Section 8. Such withdrawal shall be deemed to occur as of the date when employment terminates. A transfer from one Participating Company to another shall not be treated as a termination of employment.

        SECTION 10. RIGHTS NOT TRANSFERABLE.

               The rights of any participant under the Plan, or any Participant's interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by will or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by will or the laws or descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 8.

        SECTION 11. RECAPITALIZATIONS, ETC.

               (a) The class and maximum number of securities offered under the Plan, the class and maximum number of securities purchasable per Participant during any one Participation Period and the class and number of securities and the Purchase Price per share in effect under each outstanding purchase right under the Plan shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares, the payment of a stock dividend, or any recapitalization or other increase or decrease in such shares effected without receipt or payment of consideration by the Company. The foregoing notwithstanding, no adjustment shall be made if it would cause the Plan to fail to meet the requirements of Section 423 of the Code.

               (b) In the event of a dissolution or liquidation of the Company, or a merger, consolidation or reorganization to which the Company is a constituent corporation, the Plan shall terminate, unless the plan of merger, consolidation or reorganization provides otherwise, and all amounts which have been paid toward the Purchase Price of Stock hereunder shall be refunded without interest. The Plan shall in no event be construed to restrict in any way the Company's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

        SECTION 12. LIMITATION ON STOCK OWNERSHIP.

               Any other provision hereof to the contrary notwithstanding, the following limitations on acquisition of shares of Stock shall apply:

               (a) No Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than five percent (5%) of the total combined voting power or value of all classes of stock of the Company (or any parent or Subsidiary of the Company). For purposes of this Section 12(a), each Participant shall be considered to own any stock which he or she has a right or option to purchase under this or any other plan, and each Participant shall be considered to have the right to purchase 2,000 shares of Stock under this Plan with respect to each Participation Period.

               (b) No Participant shall be granted a right to purchase Stock under the Plan if such Participant's rights to purchase stock under this and all other qualified employee stock purchase plans of the Company or any parent or Subsidiary of the Company would accrue at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined at the time when such right is granted) for each calendar year for which such right is outstanding at any time. Ownership of stock shall be determined after applying the attribution rules of
Section 424(d) of the Code. For purposes of this

Section 12(b), the right to acquire Stock under each purchase right shall accrue as and when the purchase right first becomes exercisable on the last day of the Participation Period for which such right is granted.

        SECTION 13. NO RIGHTS AS AN EMPLOYEE.

               Nothing in the Plan shall be construed to give any person the right to remain in the employ of a Participating Company or to affect the right of the Participating Company to terminate the employment of any person at any time, with or without cause.

        SECTION 14. NO RIGHTS AS A SHAREHOLDER.

               A Participant shall have no rights as a shareholder with respect to any shares of Stock which he or she may have a right to purchase under the Plan until shares are actually purchased on the Participant's behalf in accordance with Section 6.

        SECTION 15. AMENDMENT OR DISCONTINUANCE.

               The Board shall have the right to amend, modify or terminate the Plan at any time and without notice, provided that no change in the class of employees eligible to participate in the Plan or the benefits accruing to Participants under the Plan and, except as provided in Section 11, no increase in the aggregate number of shares of Stock to be issued under the Plan or the maximum number of shares of Stock purchasable per Participant during any one Participation Period shall be effective, unless approved by the vote of the stockholders of the Company in the manner provided in Section 16.

        SECTION 16. SHAREHOLDER APPROVAL.

               The Plan and all elections to purchase shares hereunder shall be void, and all amounts which have been paid toward the Purchase Price of Stock hereunder shall be refunded without interest, unless the Plan is approved and ratified by the holders of a majority of the Company's outstanding shares within 12 months before or after the date when the Plan is adopted by the Board. The provisions of Section 6 notwithstanding, no stock certificates shall be issued to any Participant until the Plan has been approved and ratified in the above manner.

               The Plan was amended effective March 26, 1996 in order to increase the reserve of Stock available for issuance under the Plan by an additional 100,000 shares. The Plan was amended again by the Board on March 31, 1998 in order to increase in the reserve by an additional 125,000 shares. Such 125,000 share increase is subject to stockholder approval at the 1998 Annual Stockholders Meeting, and no shares of Stock shall be issued under the Plan on the basis of that increase unless and until such stockholder approval is obtained.

        SECTION 17. DEFINITIONS.

               (a)    "Board" means the Board of Directors of the Company.

               (b) "Code" means the Internal Revenue Code of 1986, as amended.

               (c) "Committee" means the committee of two or more non-employee Board members appointed from time to time by the Board to administer the Plan, as provided in Section 3(b).

               (d) "Company" means OEC Medical Systems, Inc., a Delaware corporation which is the successor to Diasonics, Inc.

               (e) "Compensation" means the aggregate cash compensation paid to a Participant by the Participating Companies, including cash bonuses, commissions, shift differentials, overtime and similar cash payments, but excluding income recognized in connection with the exercise of stock options and other noncash items, all as determined by the Committee.

               (f) "Eligible Employee" means any employee of a Participating Company.

               (g) "Fair Market Value" shall mean the market price of Stock, determined by the Committee as follows:

                      (i) If Stock is traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite-transaction report for such date.

                      (ii) If the foregoing provision is inapplicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deemed appropriate.

               In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

               (h) "Participant" means an Eligible Employee who elects to participate in the Plan, as provided in Section 4(a).

               (i) "Participating Company" means the Company and such present or future Subsidiaries as the Board shall designate.

               (j) "Participation Period" means a period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 2.

               (k) "Plan" means this OEC Medical Systems, Inc. 1993 Employee Incentive Stock Acquisition Plan.

               (l) "Plan Account" means the account established for each Participant pursuant to Section 6.

               (m) "Purchase Price" means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 7.

               (n) "Stock" means the Common Stock of the Company, par value $0.01 per share.

               (o) "Subsidiary" means a corporation 50 percent or more of the total combined voting power of all classes of stock of which is owned, directly or indirectly, by the Company.

                            OEC MEDICAL SYSTEMS, INC.

                             1998 STOCK OPTION PLAN

                                   ARTICLE ONE

                               GENERAL PROVISIONS

               1.     PURPOSE.

               This 1998 Stock Option Plan (the "Plan") is intended to provide key Employees (including Officers and Directors), non-employee Board members and Consultants of the Company and the Company's Subsidiaries with the opportunity to acquire an equity interest in the Company and thereby encourage them to continue to provide services to the Company or the Company's Subsidiaries. The effective date of this Plan shall be May 20, 1998.

               2.     DEFINITIONS.

               As used herein, the following terms have the meanings indicated:

               2.1    "Board" means the Board of Directors of the Company.

               2.2 "Code" means the Internal Revenue Code of 1986, as amended.

               2.3 "Committee" means one or more committees of the Board, each with at least two Board members, which shall assume responsibility for the administration of one or more functions under the Plan, either to the extent expressly provided in the Plan or as specifically authorized by Board resolution.

               2.4 "Common Stock" means the common stock of the Company, $.01 par value per share.

               2.5 "Company" means OEC Medical Systems, Inc., a Delaware corporation.

               2.6 "Consultant" means any person (other than a Director) or entity (including any corporation, partnership or limited liability company) rendering services to the Company or a Subsidiary as an independent contractor or any person (other than a Director) who is employed by the person or entity rendering such services or any person or entity (other than a Director) who is an exclusive independent distributor for the Company or a Subsidiary.

               2.7 "Director" means an individual who is a member of the Board or a member of the board of directors of any Subsidiary.

OEC MEDICAL SYSTEMS, INC. 1998 STOCK OPTION PLAN
MARCH 1998

               2.8 "Employee" means an individual who is employed, within the meaning of Section 3401 of the Code and the regulations thereunder, as a common law employee by the Company or one or more Subsidiary corporations, including any Officer or Director who is so employed, but excluding any Officer or Director who is not so employed.

               2.9    "Employment Termination" means:

                      (i) In the case of an Employee, the cessation of such individual's Employee status for any reason without his/her becoming or continuing as a Consultant or Director; and

                      (ii) In the case of a Director, the cessation of such
               individual's service on the Board for any reason without his/her becoming or continuing as an Employee or Consultant; and

                      (iii) In the case of a Consultant, the cessation of such
               person's status as a Consultant for any reason without his/her becoming or continuing as an Employee or Director.

               2.10 "Exercise Price" means the price per share at which an Option may be exercised.

               2.11 "Fair Market Value" means the closing price per share of Common Stock on the relevant determination date on an established stock exchange, if the Common Stock is listed and traded on such an exchange. If no sale of Common Stock is made on any such exchange on the date in question, the Fair Market Value shall be determined by the closing price of the Common Stock on the next preceding day upon which such a sale shall have occurred.

               2.12 "Grant Date" is the date on which (i) the Committee grants a discretionary Option under Article Two of the Plan, or (ii) an automatic grant is made to a non-employee member of the Board pursuant to the provisions of Article Three.

               2.13 "Incentive Stock Option" means an Option under Article Two which meets the requirements of Section 422(b) of the Code. 2.14 "1933 Act" means the Securities Act of 1933, as amended.

               2.15 "1934 Act" means the Securities Exchange Act of 1934, as amended.

               2.16 "Nonstatutory Stock Option" means an Option under Article Two or Article Three which is not intended to meet the requirements of Section 422(b), 423(b) or 424(b) of the Code.

               2.17 "Note" means a full recourse promissory note of an Optionee.

OEC MEDICAL SYSTEMS, INC. 1998 STOCK OPTION PLAN
MARCH 1998

               2.18 "Officer" means any Employee who is at the time of determination subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

               2.19 "Option" means, except where the context clearly indicates otherwise, (i) any discretionary stock option grant made by the Committee pursuant to Article Two of the Plan or (ii) any automatic stock option grant made pursuant to the provisions of Article Three.

               2.20 "Optionee" means, except where the context clearly indicates otherwise, (i) an Employee, non-employee Director or Consultant to whom a discretionary Option has been granted pursuant to Article Two of the Plan or (ii) a non-employee Director to whom an automatic grant has been made pursuant to the provisions of Article Three.

               2.21 "Permanent Disability" means a disability within the meaning of Section 22(e)(3) of the Code.

               2.22 "Plan" means this OEC Medical Systems, Inc. 1998 Stock Option Plan, as it may be subsequently amended from time to time.

               2.23 "Purchase Price" means, with respect to an Option granted under Article Two or Article Three, the Exercise Price times the number of Shares with respect to which such Option is exercised.

               2.24 "Shares" means the shares of Common Stock issuable under the Plan pursuant to Options granted under Articles Two and Three.

               2.25 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each such corporation (other than the last corporation) in the unbroken chain owns at least 50 percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               2.26 "10% Stockholder" means an individual who owns stock possessing 10% or more of the total combined voting power of all classes of outstanding stock of the Company or any one of its Subsidiary corporations. In determining such stock ownership, the following guidelines shall be in effect:

                      (i) The individual shall be considered to own the stock owned, directly or indirectly, by or for his/her brothers and sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, limited liability company, estate or trust shall be considered as being owned proportionately by or for its stockholders, partners, members or beneficiaries. Stock with respect to which such individual holds an Option shall not be counted.

OEC MEDICAL SYSTEMS, INC. 1998 STOCK OPTION PLAN
MARCH 1998

                      (ii) "Outstanding stock" shall include all stock actually
               issued and outstanding immediately after the grant of an Option to such individual, but shall not include Shares authorized for issuance under any Options held by such individual or by any other person.

               3.     STRUCTURE OF THE PLAN.

               3.1 Stock Programs. The Plan shall be divided into two separate components: the Discretionary Option Grant Program specified in Article Two and the Automatic Option Grant Program specified in Article Three. Under the Discretionary Option Grant Program, eligible Employees, non-employee Directors (other than those serving as members of the Primary Committee), whether or not they have previously been in Employee status, and Consultants may, at the discretion of the Committee, be granted Options to purchase shares of Common Stock at an Exercise Price equal to or greater than the Fair Market Value of the shares on the Grant Date. Under the Automatic Option Grant Program, the non-employee Directors, whether or not they have previously been in Employee status, will automatically receive periodic option grants to purchase shares of Common Stock at an Exercise Price equal to the Fair Market Value of the shares on each automatic Grant Date.

               3.2 Applicability. Unless the context clearly indicates otherwise, the provisions of Articles One and Four of the Plan shall apply to the Discretionary Option Grant Program and the Automatic Option Grant Program and shall accordingly govern the interests of all individuals under the Plan.

               4.     STOCK.

               4.1 Number of Shares. The Shares of Common Stock issuable under the Plan shall be shares of the Company's authorized but unissued Common Stock or Shares of Common Stock reacquired by the Company. Subject to the provisions of Section 4.4 of this Article One, the maximum aggregate number of Shares available for issuance under the Plan is 300,000 Shares, plus an annual increase to be made on the last day of the immediately preceding fiscal year equal to the lesser of (a) 2 1/2 % of the Issued Shares (as defined below) on such date, (b) 500,000 shares, or (c) an amount determined by the Board. "Issued Shares" shall mean the number of Shares of Common Stock of the Company outstanding on such date plus any Shares reacquired by the Company during the fiscal year that ends on such date.

               4.2 Share Limitation. No one person participating in the Plan may receive Options or separately exercisable stock appreciation rights for more than 150,000 shares of Common Stock in the aggregate per calendar year, except that such limit shall be increased to 250,000 shares of Common Stock for the calendar year in which such person receives his/her initial Option grant under the Plan.

               4.3 Reissuances. In the event that any outstanding Option for any reason expires or is terminated, whether or not pursuant to the cancellation-regrant

OEC MEDICAL SYSTEMS, INC. 1998 STOCK OPTION PLAN
MARCH 1998
provisions of Section 2 of Article Two, the Shares allocable to the unexercised portion of such Option may be made the subject of subsequent Option grants under this Plan. Shares subject to any Option or portion thereof surrendered or canceled in accordance with Section 1.8(b) of Article Two or Section 3.2 of Article Three and all Share issuances under the Plan, whether or not such Shares are subsequently repurchased by the Company pursuant to its repurchase rights under Article Two, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent Option grants under this Plan, except that if Shares are repurchased by the Company at their original purchase price and the original purchaser did not receive any benefits of ownership of such Shares, such Shares shall become available for future grant under the Plan. In addition, should the Purchase Price of an outstanding Option exercised under the Plan be paid with shares of Common Stock or should shares of Common Stock be withheld by the Company in satisfaction of the withholding taxes incurred by the Optionee in connection with the acquisition or vesting of Shares issued under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of Shares for which the Option is exercised, and not by the net number of Shares of Common Stock actually issued to the Optionee.

               4.4 Adjustments. Subject to any required action by stockholders, in the event of any increase or decrease in the number of the Company's outstanding shares of Common Stock resulting from a subdivision or consolidation of such shares or the payment of a stock dividend (but only of Common Stock), a rights offering covering shares of Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, the Primary Committee may, in its discretion, make proportionate adjustments to:

                      (i) the maximum number of Shares which may be issued pursuant to this Plan,

                      (ii) the maximum number of Shares for which any one person may receive Option grants and separately exercisable stock appreciation rights per calendar year pursuant to this Plan, and

                      (iii) the number of Shares purchasable under each Option outstanding under the Discretionary Option Grant Program and the Exercise Price payable per share thereunder.

               Upon the occurrence of any of the foregoing Section 4.4 transactions affecting the Common Stock issuable under the Plan, the following adjustments shall automatically be made to the Automatic Option Grant Program and the outstanding grants thereunder:

                      (i) the number of Shares for which automatic option grants are to made per non-employee Board member at each subsequent Annual Stockholders Meeting shall be proportionately adjusted to reflect the effect

OEC MEDICAL SYSTEMS, INC. 1998 STOCK OPTION PLAN
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

               of the Section 4.4 transaction upon the Company's outstanding Common Stock, and

                      (ii) the number of Shares purchasable under each Option outstanding under the Automatic Option Grant Program and the Exercise Price payable per share thereunder shall be proportionately adjusted to reflect the effect of the Section 4.4 transaction and thereby preclude any dilution or enlargement of rights under such Option.

               5.     ADMINISTRATION OF THE PLAN.

               5.1 Committees. Except to the limited extent provided below, the Plan shall be administered solely and exclusively by one or more Committees appointed by the Board and comprised of at least two members of the Board. Each member of the primary Committee ("Primary Committee") shall be a "disinterested person" within the meaning of SEC Rule 16b-3(c)(2)(i) under the 1934 Act. The Primary Committee shall have sole and exclusive authority to grant Options under Article Two to individuals who are at the time either Officers or Directors. Individuals who are not at the time either Officers or Directors may be granted Options under Article Two by the Primary Committee, by a secondary Committee of two or more Board members or by the Board. Administration of the automatic option grant provisions of Article Three of the Plan shall be self-executing in accordance with the terms and conditions of such Article Three, and neither the Board, the Primary Committee nor any secondary Committee shall exercise any discretionary functions with respect to the Option grants made pursuant to those provisions of the Plan.

               5.2 Procedures. The Board shall appoint the members of each Committee and may from time to time remove one or more of such members. Vacancies on any Committee however caused shall be filled by the Board. Each Committee shall appoint one of its members as chairman and shall hold meetings at such times and places as it may determine. Acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts approved in writing by all of the Committee members, shall be valid acts of the Committee.

               5.3 Interpretation. All questions of interpretation, construction, implementation and application of the Plan shall be determined by the Primary Committee. Such determinations shall be final and binding on all persons. No member of any Committee or the Board shall be liable for any act or omission with respect to the Plan or any Option granted or any Shares issued pursuant hereto, provided such member acted (or failed to act) in good faith.

               6.     PARTICIPATION.

               6.1 Selection. The applicable Committee shall, from time to time at its discretion, select (from among the eligible individuals specified below) the persons who are to be granted Options ("Optionees") under Article Two, establish the number of

OEC MEDICAL SYSTEMS, INC. 1998 STOCK OPTION PLAN
MARCH 1998

Shares subject to each such grant, and determine whether any Options granted under Article Two are to be Incentive Stock Options or Nonstatutory Stock Options (except that no Incentive Stock Option may be granted to any person who is not an Employee).

               6.2 Eligibility. The persons eligible to participate in the Discretionary Option Grant Program shall be limited to Employees (including Officers or Directors), non-employee Directors (other than individuals at the time serving as members of the Primary Committee), whether or not he/she has previously been in Employee status, and Consultants (including employees of Consultants). Non-employee Directors serving as members of the Primary Committee shall not, during such period of service, be eligible to participate in the Discretionary Option Grant Program. However, each non-employee Director serving on the Primary Committee and each of the other non-employee Directors shall be eligible to receive automatic Option grants pursuant to the provisions of Article Three, whether or not he/she has previously been in Employee status.

                                  ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM

               1.     TERMS AND CONDITIONS OF OPTIONS.

               1.1 Option Agreements. Discretionary Option grants made by the Committee pursuant to this Article Two shall be evidenced by written stock option agreements ("Option Agreements") in such form as the Primary Committee shall from time to time determine. The Option Agreements shall comply with and be subject to the terms and conditions set forth below. Except as the Committee authorizing the grant may otherwise determine, any Option granted under this Article Two shall cease to be effective unless the Optionee returns a duly-executed Option Agreement to the Company within sixty (60) days after such agreement is sent to the Optionee. Waiver of the 60-day return requirement with respect to one or more Optionees shall not constitute a waiver with respect to any other Optionee. To the extent an Option is granted to a person who is not an Employee, non-employee Director or Consultant at the time of grant, such grant shall not become effective until such person becomes an Employee, Director or Consultant and shall terminate in the event such person does not become an Employee, Director or Consultant within the time period specified by the Committee authorizing the grant.

               1.2    Minimum Service Period. Except as otherwise specified in
Section 1.8 of this Article Two, no Option granted under this Article Two shall become exercisable unless and until the Optionee renders services as an Employee, non-employee Board member or Consultant for the minimum period which the Committee authorizing the grant specifies in the Option Agreement, but such Option Agreement shall not impose upon the Company or its Subsidiaries any obligation to retain the Optionee as an Employee, non-employee Board member or Consultant for any period of specific duration.

OEC MEDICAL SYSTEMS, INC. 1998 STOCK OPTION PLAN
MARCH 1998

               1.3 Number of Shares. Each Option shall state the number of Shares to which it pertains (the "Option Shares") and shall provide for the adjustment thereof in accordance with the provisions of Section 4.4 of Article One.

               1.4 Exercise Price. The following provisions shall be in effect for establishing the Exercise Price for each granted Option:

                      (i) The Exercise Price shall not be less than the Fair Market Value of the Option Shares on the Grant Date (or on such other date as may be required by law if the Option is intended to be an Incentive Stock Option) and shall be set forth in the Option Agreement.

                      (ii) If any Optionee is on the Grant Date a 10% Stockholder, then the Exercise Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Option Shares on the Grant Date.

               1.5 Limitation on Exercisability. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more Options granted to any Optionee under this Article Two (or any other option plan of the Company or its parent or Subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Optionee holds two or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability thereof as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such Options are granted.

               1.6 Payment. The Purchase Price shall become immediately due upon exercise of the Option and shall be payable in one of the following forms:

                      (i)    full payment in cash or cash equivalents;

                      (ii) full payment in shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the date of exercise;

                      (iii) full payment through a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the date of exercise and cash or cash equivalents;

                      (iv) in the discretion of the Committee authorizing the grant, pursuant to a Note executed by the Optionee, provided such individual is an Employee;

OEC MEDICAL SYSTEMS, INC. 1998 STOCK OPTION PLAN
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

                      (v) on a partly-paid basis in accordance with the applicable provisions of Delaware law; or

                      (vi) full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (I) shall provide irrevocable written instructions to a Company-designated brokerage firm to effect the immediate sale of the purchased Shares and to remit to the Company out of the sale proceeds available on the settlement date, an amount equal to the Purchase Price payable for the purchased Shares plus all applicable Federal and state income and employment taxes and (II) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

               The interest rate and other terms and conditions of any Note or partly-paid issuance shall be determined by the authorizing Committee in its sole discretion; provided, however, that such Note shall be a full-recourse obligation of the Optionee and shall not have a maximum term in excess of one
(1) year. The Note shall bear interest at the minimum rate required by the Federal tax laws to avoid the imputation of interest income to the Company and compensation income to the Optionee. The Company may require the Optionee to pledge to the Company any or all of the Shares acquired upon exercise of the Option as security for payment of the Note and execute an assignment separate from certificate with respect to the pledged Shares. The Company (or a pledgeholder selected by it) may retain possession of the stock certificate(s) representing the pledged Shares and the assignment separate from certificate in order to perfect such security interest.

               1.7 Term and Non-Transferability. Each Option shall state the time or times when it is to become exercisable for the Option Shares. No Option shall be exercisable after the expiration of ten (10) years from the Grant Date, and no Option granted to a 10% Stockholder shall have a term in excess of five
(5) years from the Grant Date. During the lifetime of the Optionee, the Option, together with any stock appreciation rights pertaining to such Option, shall be exercisable only by the Optionee and shall not be assignable or transferable. In the event of the Optionee's death, neither the Option nor any stock appreciation rights pertaining to such Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution.

               1.8    Acceleration of Vesting/Stock Appreciation Rights.

               (a) Provided (i) a period of six (6) months shall have elapsed from the Grant Date of the Option and (ii) the Optionee is at the time of exercise an active Consultant, Employee or Director, then such Optionee shall have the right (without regard to the normal vesting schedule set forth in the Option Agreement) to exercise such Option in whole or in part for fully-vested
Shares:

OEC MEDICAL SYSTEMS, INC. 1998 STOCK OPTION PLAN
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


                      (i) Within thirty (30) days following loss of Employee, Consultant, or Director status due to the consummation of any transaction which (I) is approved by the stockholders of the Company in which the Company will cease to be an independent corporation (including, without limitation, a reverse merger transaction in which the Company becomes the subsidiary of another corporation) or the sale or other disposition of all or substantially all of the assets of the Company, and (II) caused the Optionee to lose his/her status as an Employee, Consultant, or Director within one year after the closing date of such transaction;

                      (ii) Within thirty (30) days following the first date on which there is a change in the composition of the Board effected through one or more contested elections for Board membership such that less than two thirds of the individual members of the Board (determined by rounding up to the next whole number) is comprised of individuals who: (A) were Directors of the Company on a date three (3) years prior to the date of such change or (B) were elected or nominated for election as such Directors during the intervening three (3)-year period by affirmative vote of at least a majority of those Directors described in clause (A) above who were still in office as of the date the Board approved such election or nomination;

                      (iii) Within thirty (30) days after any "person" (as such term is used in Sections 13(d) and 14(d) of the 1934 Act) or any related group of persons (other than such a group that includes the Company) acquires beneficial ownership of (A) 40% or more of the outstanding Common Stock pursuant to a tender or exchange offer that the Board does not recommend the stockholders to accept or (B) 50% or more of the outstanding Common Stock in a single transaction or in a series of related transactions; or

                      (iv) Within the thirty (30)-day period ending with the effective date of any dissolution or liquidation of the Company or any merger or consolidation in which the Company is not the surviving corporation (except for a transaction the principal purpose of which is to change the state of the Company's incorporation), but not earlier than the date on which any required stockholder approval is obtained.

               If the accelerated Option is not exercised during the applicable 30-day period described in subparagraph (i) or (iv) above, then such Option shall terminate at the close of business on the last day of such 30-day period, unless such Option is assumed by the successor corporation or its parent. Should an outstanding Option not qualify for acceleration under subparagraph (i) or
(iv), then such Option shall be subject to adjustment under Section 3.1 of this Article Two, to the extent such Option is to continue in effect after the subparagraph (i) or (iv) transaction. The Primary Committee shall have full power and authority to extend (either at the time of the Option grant or at



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OEC MEDICAL SYSTEMS, INC. 1998 STOCK OPTION PLAN
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

any time prior to the acceleration event) the period of time for which the Option is to remain exercisable following the occurrence of any acceleration event described in subparagraph (i) through (iii) above from the thirty (30)-day period specified in such subparagraph to such greater period of time as the Primary Committee shall deem appropriate.

               (b) In the sole discretion of the Primary Committee, a stock appreciation right ("SAR") may be granted in connection with all or any part of an Option granted under this Article Two, either at the time of such Option grant or at any time thereafter during the term of the Option. The SAR shall give the Optionee the right to surrender all or part of the Option subject to the SAR during any of the 30-day periods described in subparagraphs (i) through
(iv) of paragraph (a) above (provided and only if a period of at least six (6) months shall have elapsed from the Grant Date of such Option) and thereby to obtain payment in cash from the Company of an amount equal to the difference obtained by subtracting the aggregate Exercise Price of the Option Shares subject to the portion of the Option surrendered from the Fair Market Value of such Option Shares on the date of such surrender. In the case of an SAR exercised during either of the 30-day periods described in subparagraphs (i) and
(iv) of paragraph (a) above, "Fair Market Value" shall be deemed to be equal to the greater of (A) the value of the consideration per share that the Optionee would have received in connection with the subparagraph (i) or (iv) transaction as a stockholder of the Company if he/she had exercised the Option (or part thereof) prior to the consummation of such transaction or (B) the Fair Market Value determined in good faith by the Primary Committee (as composed on the day preceding the date of consummation of the subparagraph (i) or (iv) transaction), taking into consideration all relevant facts and circumstances. When an SAR is exercised, the underlying Option, to the extent surrendered, shall no longer be exercisable. An SAR may only be exercised when the Fair Market Value of the underlying Option Shares exceeds the Exercise Price payable for such shares. For purposes of Section 4 of Article One of the Plan, the exercise of an SAR shall be deemed to be an exercise of the underlying Option, and the number of Shares subject to such Option shall not be available for subsequent Option grants under the Plan.

               1.9 Employment Termination (Except by Death or Permanent Disability). If an Optionee's Employment Termination occurs for any reason other than death or Permanent Disability, any outstanding Option held by such Optionee under this Article Two shall not remain exercisable for more than a ninety
(90)-day period following the date of such Employment Termination; provided, however that under no circumstances shall such Option be exercisable after the specified expiration date of the option term. During such limited exercise period, the Option may not be exercised for more than that number of vested Shares (if any) for which the Option is exercisable at the time of the Optionee's Employment Termination. Upon the expiration of such limited exercise period or (if earlier) upon the expiration of the option term, the Option shall terminate and cease to be exercisable. In the case of an Optionee who is an Employee, no Employment Termination shall occur while such Employee is on military leave, sick leave or other bona fide leave of absence (to be determined in the sole discretion of the Committee authorizing the grant). The foregoing notwithstanding, in



                                       11

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

the case of an Incentive Stock Option, Employment Termination shall be deemed to have occurred on the ninetieth (90th) day after the Employee ceases active Employee status, unless the Employee's reemployment rights are guaranteed by statute or contract.

               1.10 Death or Permanent Disability of Optionee. If an Optionee's Employment Termination occurs by reason of death or Permanent Disability, then any Option held by such Optionee under this Article Two may be exercised, for up to that number of vested Shares (if any) for which the Option is exercisable on the date of such Employment Termination, at any time prior to the earlier of (i) twelve months (or such shorter period as the Committee may have specified in the Option Agreement) after the date of the Optionee's death or Permanent Disability or (ii) the specified expiration date of the option term. In the case of the Optionee's death, the exercise may be made by the executors or administrators of the Optionee's estate or by any person or persons who have acquired the Option directly from the Optionee by bequest or inheritance, but only to the extent that the Option has not previously been exercised.

               1.11 Conditions on Exercise. An Option shall be exercisable at such time or times as the Committee authorizing the grant shall specify in the Option Agreement and the Shares acquired upon exercise of the Option shall be subject to such restrictions (including repurchase rights of the Company or first refusal restrictions) as the Committee may specify in such Option Agreement or any related stock purchase agreement.

               1.12 Stockholder Rights. An Optionee (or a transferee of an Optionee) shall have no stockholder rights with respect to any Shares covered by the Option until such individual shall have exercised the Option, paid the Purchase Price and been issued a stock certificate for the purchased Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as may otherwise be provided in Section 4.4 of Article One.

               1.13 Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Primary Committee may, without the consent of the Optionees, modify, extend or renew one or more outstanding Options or cancel outstanding Options (to the extent not previously exercised), whether or not in exchange for the grant of new Options in substitution therefor.

               1.14 Method of Exercise. Subject to all of the provisions hereof, an Option may be exercised from time to time in whole or in part (to the extent exercisable) by delivery of a written notice to the Company setting forth the number of Shares with respect to which the Option is being exercised. The notice shall specify the address to which stock certificates for the purchased Shares should be mailed and shall be accompanied by payment of the Purchase Price (unless the sale and remittance procedure of clause (vi) of Section 1.6 of this Article Two is utilized in connection with the Option exercise) and any documents required pursuant to the last paragraph of such Section 1.6. Within a reasonable time after receipt of such written notice and payment,



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

the Company shall cause the stock certificates for the purchased Shares to be delivered to or on behalf of the Optionee.

               1.15 Other Provisions. The Option Agreements authorized under the Plan may contain such other provisions not inconsistent with the terms of the Plan as the Committee authorizing the grant shall deem advisable.

               2.     CANCELLATION AND NEW GRANT OF OPTION.

               2.1 The Primary Committee shall have the authority to effect, at any time and from time to time, the cancellation of any or all outstanding Options under this Article Two and to grant in substitution therefor new Options under this Article Two covering the same or different numbers of shares of Common Stock but with an Exercise Price not less than one hundred percent (100%) of the Fair Market Value of the Option Shares on the new Grant Date (or, in the case of a 10% Stockholder, not less than one hundred ten percent (110%) of such Fair Market Value).

               3.     SPECIAL ADJUSTMENTS.

               3.1 Transactions. Subject to the acceleration and termination provisions of Section 1.8(a) of this Article Two and any required stockholder action, should the Company be a party to any merger or consolidation, each continuing or assumed Option under this Article Two shall pertain and apply to the securities which a holder of the number of Shares subject to the Option would have been entitled to receive in consummation of such merger or consolidation, with such appropriate adjustment in the Exercise Price as may be determined by the Primary Committee. Appropriate adjustments shall also be made to (i) the maximum number and kind of securities which may be issued pursuant to this Article Two and (ii) the maximum number and kind of securities for which any one person may be granted Options and separately exercisable stock appreciation rights per calendar year under the Plan. Upon the dissolution or liquidation of the Company, each outstanding Option under this Article Two shall, subject to the acceleration provisions of Section 1.8(a) of this Article Two, terminate on the effective date of such dissolution or liquidation.

               3.2    Limitation.

               (a)    To the extent that the foregoing adjustments of this
Section 3 relate to securities of the Company, such adjustments shall be made by the Primary Committee, whose determination shall be conclusive and binding on all persons. Except as expressly provided in Section 4.4 of Article One and
Section 1.8 of this Article Two:

                      (i) the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation,



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

               merger or consolidation or spin-off of assets or stock of another corporation; and

                      (ii) no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares or Exerecise Price subject to an outstanding Option. (b) The grant of an Option pursuant to this Article Two shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

               4.     SPECIAL POWERS.

               4.1 Acceleration. The Committee granting the Option shall have complete discretion, exercisable either at the time the Option grant is made under this Article Two or at any time while the Option remains outstanding, to provide that the Option shall, within the limited period following the Optionee's Employment Termination during which the Option is to remain exercisable in accordance with the applicable provisions of Section 1.9 or 1.10 of this Article Two, be exercisable not only with respect to the number of Option Shares for which it is exercisable at the time of such Employment Termination but also with respect to one or more subsequent installments of Option Shares for which the Option would otherwise have become exercisable had the Optionee's Employment Termination not occurred.

               4.2 Extension of Exercise Period. The Committee granting the Option shall have full power and authority to extend the period of time for which the Option is to remain exercisable following the Optionee's Employment Termination from the applicable period specified in Section 1.9 or 1.10 of this Article Two to such greater period of time as the Committee shall deem appropriate; provided, however, that in no event shall such Option be exercisable after the specified expiration date of the option term.

                                  ARTICLE THREE

                         AUTOMATIC OPTION GRANT PROGRAM

               1.     ELIGIBILITY.

               1.1 Eligible Optionees. The individuals eligible to receive an automatic Option grant pursuant to the provisions of this Article Three shall be limited to the following:

                      (i) Each individual who is elected or reelected as a non-employee member of the Board at any Annual Stockholders Meeting beginning with the 1998 Annual Stockholders Meeting; and



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                      (ii)   Each individual who is appointed or elected as a
               non-employee Board member at any time after the 1998 Annual Stockholders Meeting but other than at an Annual Stockholders Meeting.

               An individual who satisfies the criteria of clause (i) or (ii) above shall be designated an Eligible Board Member for purposes of this Article Three.

               1.2 Limitation. Except for the Option grants to be made pursuant to the provisions of this Automatic Option Grant Program and any other grants or issuances otherwise permitted without loss of disinterested person status under SEC Rule 16b-3(c)(2)(i) under the 1934 Act, non-employee Directors serving as members of the Primary Committee shall not, during such period of service, be eligible to receive any additional Option grants or Share issuances under this Plan or any other stock plan of the Company or its Subsidiary corporations.

               2.     TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS.

               2.1 Grant Date. On the date of each Annual Stockholders Meeting, beginning with the 1998 Annual Stockholders Meeting, each individual who is at such time elected or re-elected as an Eligible Board Member shall automatically be granted, on the date of such Annual Stockholders Meeting, a Nonstatutory Stock Option to purchase 3,000 shares of Common Stock upon the terms and conditions of this Article Three. Should an individual be appointed or elected as an Eligible Board Member at any time after the 1998 Annual Stockholders Meeting but other than at an Annual Stockholders Meeting, then such individual shall automatically be granted, at the time of such election or appointment, a Nonstatutory Stock Option to purchase 3,000 shares of Common Stock upon the terms and conditions of this Article Three; provided, however, that any such individual shall not be eligible to receive his/her next automatic Option grant under this Article Three until the first Annual Stockholders Meeting which is at least six (6) months after the date of the initial automatic Option grant made to such individual. The 3000-share limitation per annual automatic Option grant to each Eligible Board Member shall be subject to periodic adjustment pursuant to the applicable provisions of Section 4.4 of Article One. The number of shares of Common Stock for which a Nonstatutory Stock Option is granted to an Eligible Board Member under this Automatic Option Grant Program with respect to a particular election, reelection, or appointment of such Eligible Board Member to the Board shall be reduced, on a share-for-share basis, by the number of shares of Common Stock, if any, for which a Nonstatutory Stock Option is granted to that Eligible Board Member with respect to that particular election, reelection or appointment to the Board under the Company's 1990 Stock Option/Stock Purchase Plan.

               2.2 Exercise Price. The Exercise Price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.



                                       15

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               2.3    Payment. The Exercise Price shall become immediately due
upon exercise of the Option and shall be payable in one of the alternative forms specified below:

                      (i) full payment in cash or check made payable to the Company's order; or

                      (ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at Fair Market Value on the Exercise Date (as such term is defined below); or

                      (iii) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at Fair Market Value on the Exercise Date and cash or check payable to the Company's order; or

                      (iv) full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (I) shall provide irrevocable written instructions to a Company-designated brokerage firm to effect the immediate sale of the purchased Shares and to remit to the Company out of the sale proceeds available on the settlement date, an amount equal to the aggregate Exercise Price payable for the purchased Shares and
               (II) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

               The Exercise Date shall be the date on which written notice of the exercise of the Option is delivered to the Company. Except to the extent the sale and remittance procedure of clause (iv) above is utilized in connection with such exercise of the Option, payment of the Exercise Price for the purchased Shares must accompany the exercise notice.

               2.4 Option Term. Each granted Option under this Article Three shall have a maximum term of ten (10) years measured from the automatic grant date.

               2.5 Exercisability. The Option shall become exercisable for the Option Shares in a series of three (3) successive equal annual installments upon the Optionee's completion of each year of Board service over the three
(3)-year period measured from the automatic grant date.

               2.6 Non-Transferability. During the lifetime of the Optionee, the Option, together with any stock appreciation rights pertaining to such Option, shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee, except for a transfer of the Option by will or by the laws of descent and distribution following the Optionee's death.



                                       16

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               2.7    Effect of Termination of Board Service.

               (a) Should the Optionee cease to serve as a Board member for any reason (other than death) while holding one or more automatic Option grants under this Automatic Option Grant Program, then such Optionee shall have up to a six (6) month period following the date of such cessation of Board service in which to exercise each such Option for any or all of the shares of Common Stock for which the Option is exercisable at the time Board service ceases.

               (b) Should the Optionee die while holding one or more outstanding automatic Option grants under this Automatic Option Grant Program, then each such Option may subsequently be exercised, for any or all of the shares of Common Stock for which the Option is exercisable at the time of the Optionee's cessation of Board service, by the personal representative of the optionee's estate or by the person or persons to whom the Option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. Any such exercise must, however, occur within twelve (12) months after the date of the Optionee's death.

               (c) In no event shall any Option granted under this Automatic Option Grant Program remain exercisable after the specified expiration date of the ten (10)-year option term. Upon the expiration of the applicable exercise period specified in subparagraphs (a) and (b) above or (if earlier) upon the expiration of the ten (10) year option term, such Option shall terminate and cease to be exercisable.

               2.8 Stockholder Rights. The holder of an automatic Option grant under this Automatic Option Grant Program shall have none of the rights of a stockholder with respect to any Shares covered by such Option until such individual shall have exercised the Option, paid the Exercise Price and been issued a stock certificate for the purchased Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as may otherwise be provided in Section 4.4 of Article One.

               2.9 Remaining Terms. The remaining terms and conditions of each automatic Option grant shall be as set forth in the prototype Nonstatutory Stock Option Agreement attached as Exhibit A to this Plan.

               3.     CHANGE IN CONTROL.

               3.1    Acceleration of Vesting.

               (a) Each automatic Option grant which has been outstanding under this Automatic Option Grant Program for a period of at least six (6) months and which is not otherwise at the time fully exercisable for all the Option Shares shall automatically accelerate in full immediately prior to the specified effective date for any Change in



                                       17

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

Control event identified below and shall thereupon become exercisable for any or all of the Shares at the time subject to such Option.

               (b) For purposes of this Automatic Option Grant Program, a Change in Control shall be deemed to occur upon:

                      (i) the consummation of any transaction which (I) is approved by the stockholders of the Company in which the Company will cease to be an independent corporation (including, without limitation, a reverse merger transaction in which the Company becomes the subsidiary of another corporation) or the sale or other disposition of all or substantially all of the assets of the Company, and (II) caused the Optionee to lose his/her status as an Eligible Board Member within one year after the closing date of the transaction;

                      (ii) the first date on which there is a change in the composition of the Board effected through one or more contested elections for Board membership such that less than two thirds of the individual members of the Board (determined by rounding up to the next whole number) is comprised of individuals who: (A) were Directors of the Company on a date three (3) years prior to the date of such change or (B) were elected or nominated for election as such Directors during the intervening three (3)-year period by affirmative vote of at least a majority of those Directors described in clause (A) above who were still in office as of the date the Board approved such election or nomination;

                      (iii) the acquisition by any "person" (as such term is used in Sections 13(d) and 14(d) of the 1934 Act) or any related group of persons (other than such a group that includes the Company) of beneficial ownership of (A) 40% or more of the outstanding Common Stock pursuant to a tender or exchange offer that the Board does not recommend the stockholders to accept or
               (B) 50% or more of the outstanding Common Stock in a single transaction or in a series of related transactions; or

                      (iv) any dissolution or liquidation of the Company or any merger or consolidation in which the Company is not the surviving corporation (except for a transaction the principal purpose of which is to change the state of the Company's incorporation), but not earlier than the date on which any required stockholder approval is obtained.

               Each accelerated Option under this Section 3.1 shall, except to the extent assumed by the successor entity, terminate on the effective date of the subparagraph (i) or (iv) Change in Control event or thirty (30) days after the occurrence of the subparagraph (ii) or (iii) Change in Control event (other than a subparagraph (iii) Change in Control triggering the immediate cancellation of the Option under Section 3.2(a)) and shall thereupon cease to be exercisable. Options which do not qualify for



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

acceleration upon the occurrence of a subparagraph (i) or (iv) Change in Control event shall be subject to adjustment under Section 5.1 of this ArticleThree, to the extent they continue in effect or are assumed in connection with that Change in Control event.

               (c) The automatic Option grants outstanding under this Automatic Option Grant Program shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

               3.2    Stock Appreciation Right.

               (a) Upon the consummation of a Change in Control event of the type specified in clause (A) of subparagraph (iii) of Section 3.1(b) of this Article Three, each automatic Option granted under this Automatic Option Grant Program and outstanding for a period of at least six (6) months shall, to the extent such Option is at the time held by an Eligible Board Member, be automatically canceled, and such Eligible Board Member shall in return receive an appreciation distribution from the Company in an amount equal to the excess of (i) the Change in Control Price of the shares of Common Stock at the time subject to the cancelled Option over (ii) the aggregate Exercise Price payable for such Shares. For purposes of such appreciation distribution, the Change in Control Price per share shall be deemed to be equal to the greater of (a) the Fair Market Value per share on the date of the Option cancellation or (b) the highest reported price per share paid by the tender offeror in effecting the hostile Change in Control. In no event, however, shall any Option be cancelled pursuant to the foregoing provisions of this subparagraph, unless more than fifty percent (50%) of the Common Stock which is acquired in such hostile Change in Control is purchased from persons other than officers or directors of the Company subject to Section 16(b) of the 1934 Act.

               (b) All appreciation distributions under this Section 3.2 shall be made entirely in cash, and neither the approval of the Primary Committee or the Board shall be required in connection with the option surrender or option cancellation and the resulting cash distribution. The shares of Common Stock subject to each surrendered or cancelled Option shall not be available for subsequent issuance under this Plan.

               4.     AMENDMENT OF THE AUTOMATIC GRANT PROVISIONS.

               4.1 Limited Amendments. The provisions of this Automatic Option Grant Program, together with the outstanding option grants under such program, may not be amended more than once every six (6) months other than to comply with applicable Federal income tax laws and regulations.

               5.     SPECIAL ADJUSTMENTS.

               5.1 Transactions. Subject to the acceleration and termination provisions of Section 3.1(a) of this Article Three, should the Company be a party to any merger or consolidation, each continuing or assumed Option under this Article Three



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OEC MEDICAL SYSTEMS, INC. 1998 STOCK OPTION PLAN
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

shall pertain and apply to the securities which a holder of the number of Shares subject to the Option would have been entitled to receive in consummation of such merger or consolidation, with such appropriate adjustment in the Exercise Price as may be necessary to preclude the dilution or enlargement of benefits thereunder. Appropriate adjustments shall also be made to the aggregate number and kind of securities which may subsequently be issued pursuant to this Article Three. Upon the dissolution or liquidation of the Company, each outstanding Option under this Article Three shall, subject to the acceleration provisions of
Section 3.1(a) of this Article Three, terminate on the effective date of such dissolution or liquidation.

                                  ARTICLE FOUR

                                  MISCELLANEOUS

               1.     REQUIREMENTS OF LAW.

               1.1 Legality of Issuance. The Company shall not be required to grant any Option under the Plan or to issue or sell Shares upon the exercise of any such Option and shall not have any liability for its failure to do so if, in the opinion of the Company and the Company's counsel, such grant, issuance or sale could reasonably constitute a violation by the Company of any provision of law, including (without limitation) any provision of the 1933 Act or any state securities law.

        Restrictions on Transfer; Representations of Optionee. Regardless of whether the grant of Options and the sale of Shares pursuant thereto have been registered under the 1933 Act or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge or other transfer of the granted Options or the issued Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and the Company's counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the 1933 Act, the securities laws of any state, or any other law. In the event that the grant of Options or the sale of Shares is not registered under the 1933 Act, but an exemption is available which requires an investment representation or other representations, each Optionee will be required to represent that the granted Option or the Shares issued pursuant thereto are being acquired for investment and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Company and the Company's counsel. Any determination by the Company and the Company's counsel in connection with any of the matters set forth in this Section 1.2 shall be final and binding on all persons.

               1.2 Registration or Qualification of Securities. The Company may, but shall not be obligated to, register, perfect an exemption for, or qualify the grant of Options and the issuance of Shares under the 1933 Act or any other applicable law, or

OEC MEDICAL SYSTEMS, INC. 1998 STOCK OPTION PLAN
MARCH 1998
list the Shares on any securities exchange. The Company shall not be obligated to take any affirmative action in order to cause the grant of Options or the issuance and sale of Shares pursuant thereto to comply with any securities laws.

               1.3 Exchange of Certificates. If, in the opinion of the Company and the Company's counsel, any legend placed on a stock certificate representing Shares is no longer required, the holder of such certificate shall be entitled to exchange the certificate for a certificate representing the like number of Shares lacking the legend.

               2.     TAX WITHHOLDING.

               2.1 Withholding Requirements. The Company's obligation to deliver Shares upon the exercise or surrender of Options or SARs under Article Two or Article Three shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

               2.2 Withholding of Shares. The Primary Committee may, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of SEC Rule 16b-3 or any successor rule or regulation) provide any or all Optionees with the election to have the Company withhold, from the Shares purchased pursuant to Articles Two of the Plan, a portion of such Shares with an aggregate Fair Market Value equal to the designated percentage (any multiple of 5% specified by the Optionee) of the Federal and state income and employment taxes ("Taxes") incurred in connection with the acquisition or subsequent vesting of such Shares. In lieu of such direct withholding, Optionees may also be granted the right to deliver already outstanding shares of Common Stock to the Company in satisfaction of such Taxes. The withheld or delivered shares of Common Stock shall be valued at the Fair Market Value on the applicable determination date for such Taxes.

               3.     AMENDMENT OR TERMINATION OF THE PLAN.

               3.1 Amendment. The Board may, from time to time, amend or modify the Plan; provided, however that any such amendment shall not adversely affect rights and obligations with respect to Options or unvested Shares at the time outstanding under the Plan and any amendment to the Automatic Option Grant Program shall be in compliance with the limitation of Section 4.1 of Article Three. In addition, no such revision or amendment shall:

               (a) Increase the maximum number of Shares issuable in the aggregate under this Plan, except for permissible adjustments under Sections 4.1 and 4.4 of Article One, Section 3.1 of Article Two and Section 5.1 of Article Three;

               (b) Increase the maximum number of Shares for which any one person may be granted Options and separately exercisable stock appreciation rights per

OEC MEDICAL SYSTEMS, INC. 1998 STOCK OPTION PLAN
MARCH 1998
calendar year under this Plan, except for permissible adjustments under Section
4.4 of Article One, Section 3.1 of Article Two and Section 5.1 of Article Three;

               (c)    Decrease the authority of the Primary Committee;

               (d) Materially modify the eligibility requirements for the grant of Options under the Plan;

               (e) Materially increase the benefits accruing to Optionees under the Plan; or

               (f)    Except upon the requisite stockholder approval, amend this
Section 3.1 to defeat its purpose.

               3.2 Termination. This Plan shall terminate on May 20, 2008. No Options shall be granted after that date, but any Options outstanding on that date shall not be affected by such termination.

               4.     EMPLOYMENT RIGHTS.

               The fact that a person is eligible for or receives an Option under Article Two of the Plan shall not affect the right of the Company or any Subsidiary (as applicable) to terminate such person's relationship with the Company or such Subsidiary as an Employee or Consultant, which right is hereby reserved, nor the right of the stockholders of the Company or any Subsidiary (as applicable) to terminate such person's relationship to the Company or such Subsidiary as a Director.

               5.     APPLICATION OF FUNDS.

               Any cash proceeds received by the Company from the sale of Common Stock under the Plan will be used for general corporate purposes.

               6.     EFFECTIVE DATE.

               The Plan is effective as of May 20, 1998, subject to stockholder approval at the 1998 Annual Stockholders Meeting. No Options shall be granted under this Plan unless and until the Plan has been approved by the stockholders of the Company at the 1998 Annual Stockholders Meeting. If this Plan is not approved by the stockholders of the Company at the 1998 Annual Stockholders Meeting, the entire Plan shall be null and void.

               7.     APPLICABLE LAW.

               The provisions of the Plan relating to the exercise of Options granted hereunder and any subsequent vesting of the issued Shares shall be subject to and construed under the laws of the State of Utah without resort to that state's conflict-of-laws rules.

OEC MEDICAL SYSTEMS, INC. 1998 STOCK OPTION PLAN
MARCH 1998

                                                        PLEASE MARK
                                                        YOUR VOTES AS  [X]
                                                        INDICATED IN
                                                        THIS EXAMPLE


                                       FOR all nominees listed
                                   below (Except any Nominee whose
                                       name has been struck out)
1. Election of Directors:         [ ]
   Gregory K. Hinckley Benno P. Lotz, Allan W. May,
   Roediger Naumann-Etienne, Joseph W. Pepper and
   Chase N. Peterson

                                                  FOR   AGAINST    ABSTAIN
2. To approve the 1998 Stock Option Plan.         [ ]     [ ]        [ ]

                                                  FOR   AGAINST    ABSTAIN
3. To approve an amendment to the 1993 Employee   [ ]     [ ]        [ ]
   Incentive Stock Acquisition Plan.

                                                  FOR   AGAINST    ABSTAIN
4. Ratification of Deloitte & Touche LLP as       [ ]     [ ]        [ ]
   independent auditors for 1998.

The proxies designated on the reverse are directed to vote as instructed above, or, if no instruction is made, to vote in accordance with the recommendations of the Board of Directors, and in accordance with the discretion of the proxies on such other matters as may properly come before the meeting. Such authority includes the right, in the discretion of the proxies, and each of them to emulate votes for the election of Directors in each class and thereby distribute, in such proportions within each class and thereby distribute, in such proportions within each class as the proxies see fit, the votes represented by this proxy among the nominees in each class named above.



Signature(s) ____________________________________________ Date ______
NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.



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
PROXY



                           OEC MEDICAL SYSTEMS, INC.


          This Proxy is solicited on behalf of the Board of Directors


     The undersigned appoints Joseph W. Pepper and Clarence R. Vemoet, and severally, as proxies, with full power of substitution, to vote all the shares of Common Stock of OEC Medical Systems, Inc. (The "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the Little America Hotel, 500 S. Main SLC, Utah on Wednesday, May 20, 1998; at 10 a.m. Utah time, as instructed on the reverse, and upon all matters which may properly be considered at such meeting or any adjournment thereof. To vote in accordance with the Board of Directors recommendations, merely sign below; no boxes need be checked.


                         (Continued on the other side)





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